 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Smoke Cartel, Inc.

(Exact name of registrant as specified in its charter)

New York	5900	47-1601344
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1313 Rogers St

Savannah, GA 31415

Phone: 912-226-2802

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Resident Agents Inc.

90 State St. Suite 700 Office 40, Albany, NY, 12207

Telephone: 518-533-5459

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ⌧

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   □

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    □

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   □

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.

Large accelerated filer	⌧	Accelerated filer	⌧
Non-accelerated filer	⌧	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. □

Calculation of Registration Fee
Title of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Registration Fee(2)
Common Stock, $0.0001 per share	1,604,783	$1.21	$1,941,787.43	$235.34

(1) Consists of up to 1,604,783 shares of Common Stock to be sold to Tangiers Global, LLC under the Investment Agreement dated November 13, 2018. Pursuant to Rule 416 under the Securities Act, the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2) The Offering price has been estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act and is based upon the closing price of $1.21 per share of the Registrant's Common Stock on the OTC Pink on December 24, 2018.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

COPIES OF COMMUNICATIONS TO:

The Doney Law Firm

4955 S. Durango Dr. Ste. 165

Las Vegas, NV 89103

(702) 982-5686 (Tel.)

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The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION ON DECEMBER 27, 2018

Smoke Cartel, Inc.

1,604,783 Shares of Common Stock

This Prospectus relates to the resale of up to 1,604,783 shares of our Common Stock, par value $0.0001 per share, issuable to Tangiers Global, LLC ("Tangiers"), a selling stockholder pursuant to a "put right" under an Investment Agreement (the "Investment Agreement"), dated November 13, 2018, that we entered into with Tangiers. The Investment Agreement permits us to "put" up to five million dollars ($5,000,000) in shares of our Common Stock to Tangiers over a period of up to thirty-six (36) months or until $5,000,000 of such shares have been "put."

The selling stockholders may sell all or a portion of the shares being offered pursuant to this Prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Tangiers Global, LLC is an underwriter within the meaning of the Securities Act of 1933 (the "Act") and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Act.

Our Common Stock quoted on the OTC Pink under the symbol SMKC. We plan to upgrade our quotation status to OTCQB prior to commencing this offering.

On December 24, 2018, the last reported sales price for our Common Stock was $1.21 per share. We urge prospective purchasers of our Common Stock to obtain current information about the market prices of our Common Stock. We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholder. However, we will receive proceeds from the sale of shares of our Common Stock pursuant to our exercise of the put right offered by Tangiers. We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

Investing in our Common Stock involves a high degree of risk. See "Risk Factors" to read about factors you should consider before buying shares of our Common Stock.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). See "Description of Business” and “Risk Factors.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: December 27, 2018

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Please read this Prospectus carefully and in its entirety. This Prospectus contains disclosure regarding our business, our financial condition and results of operations and risk factors related to our business and our Common Stock, among other material disclosure items. We have prepared this Prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this Prospectus. We have not authorized any other person to provide you with different information. This Prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this Prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

The Registration Statement containing this Prospectus, including the exhibits to the Registration Statement, provides additional information about our Company and the Common Stock offered under this Prospectus. The Registration Statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading "Where You Can Find More Information."

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. It does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire Prospectus, including "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements, before making an investment decision. In this Prospectus, the terms "Smoke Cartel" "Company," "Registrant," "we," "us" and "our" refer to Smoke Cartel, a New York corporation.

Our Business

Smoke Cartel, Inc. was formed on August 15, 2014 with the mission of leveraging its technological e-commerce advantages to become one of the leading providers of glass water pipes and other smoking accessories related to the nation’s emerging legal cannabis industry. The Company’s focus as an online retailer of such goods and services is strengthened by its recent series of strategic acquisitions that has laid the foundation for the Company’s future growth strategy.

Smoke Cartel is an online retailer and wholesale distributor of smoking accessories and glass pipes. By operating a retail platform via the website portal SmokeCartel.com and a robust wholesale division through Glassheads Distribution, as well as a multitude of brand and targeted cannabis websites, we blanket every vertical in the headshop industry: From direct sales of our most popular products to wholesale accounts servicing brick-and-mortar headshops and other online retailers, we also design and manufacture several exclusive brands that are included in our shipping and fulfillment services.

We believe the design, quality and craftsmanship of our glass pipes and related cannabis accessories coupled with the strength of our various brand names will help solidify our position as one of the key industry standards in this segment of the cannabis industry. Serving a variety of demographics, markets and price points within the burgeoning cannabis accessories industry, our branded product lines include:

●	Sesh Supply Award-winning premium glass water pipes with unique features
●	Kraken Grinders High-quality herb grinders crafted from stainless steel and aluminum alloys
●	UPC Utilitarian and affordable scientific glass
●	China Glass Elegant, functional designs appealing to an upscale aesthetic
●	Torch Art Competing torch brand to Cinderwitch focused on art versus tech advantages
●	ErrlyBird Secondary B2C asset focused on concentrate community
●	Cinderwitch Torches Powerful lighters with a reduced carbon footprint
●	Roll Uh Bowl Portable and extremely popular silicone bongs
●	Heady Pet Durable and adorable leashes, collars, toys and more
●	MindCBD Online marketplace for full-spectrum, fully legal CBD products and proprietary blends.

However, the single most important competitive advantage and largest barrier to entry for new competitors, is our technology. Our proprietary technology (Warely) allows us to efficiently manage nearly all of the aspects of our ecommerce and wholesale operations, beyond the constraints of Shopify, our ecommerce platform. Our proprietary technology monitors inventory, manages shipping and fulfillment, and gives us data about our customers, allowing us to make data-driven decisions to grow our different divisions and product lines. Created in-house over the last five years of operations, the Warely software program allows us to rise above the constraints of existing e-commerce platform’s limitations and cost-effectively manage nearly every aspect of retail and wholesale operations: Monitoring inventory, managing shipping pick, pack and fulfillment and tracking customer data to leverage for marketing strategies are some of the capabilities of Warely’s cloud-based enterprise resource planning (ERP) platform. By utilizing Warely to streamline operations and make data-driven decisions to grow Smoke Cartel’s divisions and brands, the company can and will further expand into domestic and international markets.

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Our principal office is located at 1313 Rogers St. Savannah, GA 31415 and our phone number is 828-412-0719. Our corporate website address is www.smokecartel.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this Prospectus.

As of the date of this prospectus, we have a ticker symbol “SMKC” that is quoted on the OTC Pink operated by OTC Market Group, Inc. but there is no active public trading market for our common stock and no assurance that a trading market for our securities will ever develop. We plan to upgrade our quotation status to OTCQB prior to commencing this offering.

Products and Services

Retail Division

SmokeCartel.com is our main e-commerce portal that sells glass pipes, vaporizers, bongs and other smoking and cannabis accessories directly to over 125,000 customers in more than 50 countries. Demand for unique products and popular brands continues to drive sales and grow our consumer base. The website operates via the well-known e-commerce platform Shopify and is augmented by the integration of our proprietary software that helps us identify key data and customer behaviors. We also own and operate several other retail websites for our brands which includes but is not limited to, HeadyPet.com, MindCBD.com, Krakengrinders.com, Cinderwitchtorches.com, Errlybird.com, and Rolluhbowl.com. These brand websites help extend our presence online and help target different demographics within the cannabis accessory market to maximize our online footprint.

Wholesale Division

In January 2016, the company acquired UPC Distribution, a two-decade veteran in the wholesale glass and manufacturing industry that allowed Smoke Cartel’s expansion into the wholesale market. Rebranded as Glassheads Distribution, the department is now the wholesale division of Smoke Cartel, building relationships with and accounts to other retailers across the United States and internationally. Glassheads maintains a book of more than 3,000 retail customers and plans to grow that consumer base through marketing and sales initiatives as well as continued innovation in product design.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

▪	A requirement to have only two years of audited financial statements and only two years of related MD&A;
▪	Exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX");
▪	Reduced disclosure about the emerging growth company's executive compensation arrangements; and
▪	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this Prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the "Act") for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements contained in this Form S-1 may not be comparable to companies that comply with public company effective dates. The existing scaled executive compensation disclosure requirements for smaller reporting companies will continue to apply to our filings for so long as our Company is an emerging growth company, regardless of whether the Company remains a smaller reporting company.

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We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

The Offering

This Prospectus relates to the resale of 1,604,783 shares of our Common Stock, issuable to Tangiers (defined below).

This Prospectus relates to the resale of up to 1,604,783 shares of the Common Shares, issuable to Tangiers, a selling stockholder pursuant to a "put right" under the Investment Agreement, dated November 13, 2018, that we entered into with Tangiers. The Investment Agreement permits us to "put" up to five million dollars ($5,000,000) in shares of our Common Stock to Tangiers over a period of up to thirty-six (36) months or until $5,000,000 of such shares have been "put."

Common Stock offered by Selling Shareholders	This Prospectus relates to the resale of 1,604,783 shares of our Common Stock, issuable to Tangiers
Common Stock outstanding before the Offering	21,822,651 shares of Common Stock as of December 26, 2018.
Common Stock outstanding after the Offering	23,427,434 shares of Common Stock (1)
Terms of the Offering	The Selling Security Holders will determine when and how they will sell the Common Stock offered in this Prospectus. The prices at which the Selling Security Holders may sell the shares of Common Stock in this Offering will be determined by the prevailing market price for the shares of Common Stock or in negotiated transactions.
Termination of the Offering	The Offering will conclude upon such time as all of the Common Stock has been sold pursuant to the Registration Statement.
Trading Market	Our Common Stock quoted on the OTC Pink under the symbol SMKC. We plan to upgrade our quotation status to OTCQB prior to commencing this offering.
Use of proceeds

The Company is not selling any shares of the Common Stock covered by this Prospectus. As such, we will not receive any of the Offering proceeds from the registration of the shares of Common Stock covered by this Prospectus. See "Use of Proceeds."

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of his/her/its entire investment. See "Risk Factors".

(1) This total shows how many shares of Common Stock will be outstanding assuming 1,604,783 shares of Common Stock to be put to Tangiers.

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SUMMARY OF FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis," "Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statements of operations data are derived from our financial statements for the nine months ended September 30, 2018 and 2017 and the years ended December 31, 2017 and 2016. The balance sheets data are derived from the balance sheet statement at September 30, 2018 (unaudited) and our audited balance sheets at December 31, 2017 and 2016.

Statements of Operations Data:

	For the Nine Months Ended		For the Year Ended
	September 30, 2018	September 30, 2017	December 31, 2017	December 31, 2016
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Sales	$3,097,803	$4,163,970	5,895,040	$4,735,441
Cost of sales	1,085,066	1,807,263	2,292,628	1,803,181
Total operating expenses	3,063,594	2,571,617	3,561,374	2,534,046
Other income (expenses)	(8,296)	4,880	5,754	3,833
Income tax (expense) benefit	250,353	—	(106,314)	—
Net income (loss)	$(808,800)	$(210,030)	(59,522)	$402,047
Net income (loss) per share – basic	$(0.04)	$(0.01)	(0.00)	$0.02
Net income (loss) per share – diluted	$(0.04)	$(0.01)	(0.00)	$0.02
Weighted average number of shares outstanding - basic	20,352,836	18,999,601	19,499,770	18,999,601
Weighted average number of shares outstanding - diluted	20,352,836	18,999,601	19,499,770	18,999,601

Balance Sheets Data:

	September 30, 2018	December 31, 2017	December 31, 2016
	(Unaudited)	(Audited)	(Audited)
Cash and cash equivalents	$58,139	$661,131	$307,309
Total current assets	1,295,491	1,587,973	1,183,272
Total assets	3,097,781	1,732,304	1,195,230
Total current liabilities	486,087	566,511	195,551
Total liabilities	697,466	582,147	195,551
Total stockholders' equity	$2,400,315	$1,150,157	$999,679
Total liabilities and stockholders' equity	$3,097,781	$1,732,304	$1,195,230

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Special Note Regarding Forward-Looking Statements

The information contained in this Prospectus, including in the documents incorporated by reference into this Prospectus, includes some statements that are not purely historical and that are "forward-looking statements." Such forward-looking statements include, but are not limited to, statements regarding our management's expectations, hopes, beliefs, intentions and/or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipates," "believes," "continue," "could," "estimates," "expects," "intends," "may," "might," "plans," "possible," "potential," "predicts," "projects," "seeks," "should," "would" and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) or other assumptions.

RISK FACTORS

An investment in our common shares involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common shares. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common shares, if we publicly trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Relating to Our Company and Our Industry

In the event that we are unable to successfully compete in the smoke accessories industry, we may not be able to achieve profitable operations.

We face substantial competition in the industry. Due to our small size, it can be assumed that many of our competitors have significantly greater financial, technical, marketing and other competitive resources. Accordingly, these competitors may have already begun to establish brand-recognition with consumers. We will attempt to compete against these competitors by developing features that exceed the features offered by competitors. However, we cannot assure you that our products will outperform competing products or those competitors will not develop new products that exceed what we provide. In addition, we may face competition based on price. If our competitors lower the prices on their products, then it may not be possible for us to market our products at prices that are economically viable. Increased competition could result in:

▪	Lower than projected revenues;
▪	Price reductions and lower profit margins;
▪	The inability to develop and maintain our products with features and usability sought by potential customers.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing products that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have a limited operating history upon which to evaluate the merits of investing in our company. Because we are in the early stages of operating our business, we are subject to many of the same risks inherent in the operation of a business with a limited operating history, including the potential inability to continue as a going concern.

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A material part of our success will depend on our ability to manage our suppliers and contract manufacturers. Our failure to manage our suppliers and contract manufacturers could materially and adversely affect our results of operations and relations with our customers.

We rely upon suppliers to provide the components necessary to build our products and on contract manufacturers to procure components and assemble our products. There can be no assurance that key suppliers and contract manufacturers will provide components or products in a timely and cost efficient manner or otherwise meet our needs and expectations. Our ability to manage such relationships and timely replace suppliers and contract manufacturers, if necessary, is critical to our success. Our failure to timely replace our contract manufacturers and suppliers, should that become necessary, could materially and adversely affect our results of operations and relations with our customers.

If the market for smoking accessories does not experience significant growth or if our products do not achieve broad acceptance, we will not be able to sustain or grow our revenues.

We hope to achieve continued revenues from sales of our products. We cannot accurately predict, however, future growth rates or the size of the market for our products in the United States and other markets we engage in. Demand for our products may not occur as anticipated, or may decrease, either generally or in specific geographic markets, during particular time periods. The expansion of our products in the market depends on a number of factors, such as:

▪	the cost, performance and appearance of our products and products offered by our competitors;
▪	public perceptions regarding our products and the effectiveness and value of our products;
▪	customer satisfaction with our products; and
▪	marketing efforts and publicity regarding the needs for our product and the public demand for our product.

Even if our products gain wide market acceptance, we may not adequately address market requirements and may not be able to expand market acceptance. If our products do not achieve wide market acceptance, we may not be able to achieve our anticipated level of growth, we may not achieve revenues and results of operations would suffer.

If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our sales will decrease, and our business may fail.

We believe our success depends in substantial part on our ability to offer our products that reflect current needs and anticipate, gauge and react to changing consumer demands in a timely manner. Our business is vulnerable to changes in consumer preferences. We will attempt to reduce the risks of changing demands and product acceptance in part by devoting a portion of our available products and designs to standard products that are not significantly modified from year to year. Nevertheless, if we misjudge consumer needs for our products, our ability to generate sales could be impaired resulting in the failure of our business. There are no assurances that our future products will be successful, and in that regard, any unsuccessful products could also adversely affect our business.

Our products may contain defects, which could adversely affect our reputation and cause us to incur significant costs.

Defects may be found in our products. Any such defects could cause us to incur significant return and exchange costs and divert the attention of our personnel from product development efforts, and cause significant customer relations and business reputation problems. Any such defects could force us to undertake a product recall program, which could cause us to incur significant expenses and could harm our reputation and that of our products. If we deliver products with defects, our credibility and the market acceptance and sales of our products could be harmed.

If we do not effectively implement measures to sell our products, we may not achieve sustained revenues and you will lose your entire investment.

We have been selling our products through our website and third party e-commerce sites. We have no experience in providing direct sales and service, aside from our website. Moreover, our sales and marketing efforts may not achieve intended results and therefore may not generate the revenue we hope to achieve. There can be no assurance that our focus or our plans will be successful. If we are not able to successfully address markets for our products, we may not be able to grow our business, compete effectively or achieve profitability.

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If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development delays as we seek to meet increased demand for our products. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

Due to the specified nature of our business, having certain key personnel is essential to the development and marketing of the products we plan to sell and thus to the entire business itself. Our officers and directors, in particular, Sean Geng and Darby Cox, are extremely instrumental in the viability of our business and our future success. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

Because we have minimal personnel that occupy all corporate positions, our internal controls may be inadequate and we may face negative consequences related to having them set their own salaries and making all of the decisions affecting our company.

Because we have only two officers and two directors, they may not adequately be able to administer our internal controls over disclosure or financial reporting.

A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of a simple error or mistake. Since we have only two officers and two directors, the controls can easily circumvented by our officers and directors which could result in adverse consequences to us.

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If we are the subject of future product defect or liability suits, our business will likely fail.

In the course of our planned operations, we may become subject to legal actions based on a claim that our products are defective in workmanship or have caused personal or other injuries. We currently maintain liability insurance but such coverage may not be adequate to cover all potential claims. Moreover, even if we are able to maintain sufficient insurance coverage in the future, any successful claim could significantly harm our business, financial condition and results of operations.

Our commercial success depends significantly on our ability to develop and commercialize our products without infringing the intellectual property rights of third parties.

Our commercial success will depend, in part, on operating our business without infringing the trademarks or proprietary rights of third parties. Third parties that believe we are infringing on their rights could bring actions against us claiming damages and seeking to enjoin the development, marketing and distribution of our products. If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If any of these actions are successful, we could be required to pay damages and/or to obtain a license to continue to develop or market our products, in which case we may be required to pay substantial royalties. However, any such license may not be available on terms acceptable to us or at all. Ultimately, we could be prevented from commercializing a product or forced to cease some aspect of our business operations as a result of patent infringement claims, which would harm our business.

A decline in general economic condition could lead to reduced consumer traffic and could negatively impact our business operation and financial condition, which could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits, including chiefly the demand for smoke related products, are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

The success of our business depends on our ability to maintain and enhance our reputation and brand.

We believe that our reputation in the smoke accessories industry is of significant importance to the success of our business. A well-recognized brand is critical to increasing our customer base and, in turn, increasing our revenue. Since the industry is highly competitive, our ability to remain competitive depends to a large extent on our ability to maintain and enhance our reputation and brand, which could be difficult and expensive. To maintain and enhance our reputation and brand, we need to successfully manage many aspects of our business, such as cost-effective marketing campaigns to increase brand recognition and awareness in a highly competitive market. We will continue to conduct various marketing and brand promotion activities. We cannot assure you, however, that these activities will be successful and achieve the brand promotion goals we expect. If we fail to maintain and enhance our reputation and brand, or if we incur excessive expenses in our efforts to do so, our business, financial conditions and results of operations could be adversely affected.

Because our executive officers own a majority of our outstanding stock, you may not have any influence in the corporate decisions of the company, including the election of directors.

Our current Chief Executive Officer, Darby Cox, and our Chief Operating Officer, Sean Geng, beneficially own a majority of our outstanding common stock. As a result, they have substantial voting power in all matters submitted to our stockholders for approval including:

▪	Election of our board of directors;
▪	Removal of any of our directors;
▪	Amendment of our Certificate of Incorporation or bylaws;
▪	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

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As a result of their ownership and position, they are able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by these officers could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Their stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

As an Emerging Growth Company under the Jobs Act, we are permitted to rely on exemptions from certain disclosures requirements.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

▪	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
▪	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
▪	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
▪	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

 In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Our officers and directors lack experience in and with the reporting and disclosure obligations of publicly-traded companies.

Our officers and directors lack experience in and with the reporting and disclosure obligations of publicly-traded companies and with serving as officers and director of publicly-traded companies. Such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our officers’ and director’s ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

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Risks Relating to the Company’s Securities and this Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Our common stock is quoted under the symbol “SMKC” on the OTC Pink operated by OTC Markets Group, Inc, an electronic inter-dealer quotation medium for equity securities. We plan to upgrade our status with OTC Market Group, Inc. to OTCQB prior to commencing this offering. We do not currently have an active trading market. There can be no assurance that an active and liquid trading market will develop or, if developed, that it will be sustained.

Our securities are very thinly traded. Accordingly, it may be difficult to sell shares of our common stock without significantly depressing the value of the stock. Unless we are successful in developing continued investor interest in our stock, sales of our stock could continue to result in major fluctuations in the price of the stock.

Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

▪	technological innovations or new products and services by us or our competitors;
▪	government regulation of our products and services;
▪	the establishment of partnerships with other technology companies;
▪	intellectual property disputes;
▪	additions or departures of key personnel;
▪	sales of our common stock;
▪	our ability to integrate operations, technology, products and services;
▪	our ability to execute our business plan;
▪	operating results below expectations;
▪	loss of any strategic relationship;
▪	industry developments;
▪	economic and other external factors; and
▪	period-to-period fluctuations in our financial results.

You should consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends in the past and have no immediate plans to pay dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, in order to market our products and to cover operating costs and to otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our common stock as a dividend. Therefore, you should not expect to receive cash dividends on our common stock.

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If securities or industry analysts do not publish or do not continue to publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who cover us now or in the future issue an adverse opinion regarding our stock, our stock price would likely decline. If one or more of these analysts ceases coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Because we are subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any listed, trading equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty Purchasers may experience in attempting to liquidate such securities.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. The FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our Common Stock.

Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.

The market price of shares of our common stock could decline as a result of substantial sales of our common stock, particularly sales by our directors, executive officers and significant stockholders, a large number of shares of our common stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The initial public offering price per share will be substantially higher than the pro forma net tangible book value per share of our common stock outstanding prior to this offering. As a result, investors purchasing common stock in this offering will experience immediate dilution. This dilution is due to the fact that our earlier investors paid substantially less than the initial public offering price when they purchased their shares of common stock. In addition, if we issue additional equity securities, you will experience additional dilution.

We will likely conduct further offerings of our equity securities in the future, in which case your proportionate interest may become diluted.

Since our inception, we have relied on sales of our common shares to fund our operations.  We will likely be required to conduct additional equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If common shares are issued in return for additional funds, the price per share could be lower than that paid by our current shareholders. We anticipate continuing to rely on equity sales of our common shares in order to fund our business operations. If we issue additional shares, your percentage interest in us could become diluted.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholder. However, we will receive proceeds from the sale of shares of our Common Stock pursuant to our exercise of the put right offered by Tangiers Global, LLC. We will use these proceeds for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors, in its good faith, deems to be in the best interest of the Company.

We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

DETERMINATION OF OFFERING PRICE

The Selling Shareholder may sell its shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices.

DILUTION

The sale of our Common Stock to Tangiers in accordance with the Investment Agreement dated November 13, 2018 will have a dilutive impact on our stockholders. As a result, our net loss per share could increase in future periods and the market price of our Common Stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our Common Stock we will have to issue to Tangiers in order to drawdown pursuant to the Investment Agreement. If our stock price decreases during the pricing period, then our existing stockholders would experience greater dilution.

Investment Agreement with Tangiers Global, LLC

On November 13, 2018, we entered into an Investment Agreement with Tangiers. Pursuant to the terms of the Investment Agreement, Tangiers committed to purchase up to $5,000,000 of our Common Stock over a period of up to 36 months. From time to time during the 36 month period commencing from the effectiveness of the registration statement, we may deliver a put notice to Tangiers which states the number of shares of Common Stock that we intend to sell to Tangiers on a date specified in the put notice. The maximum share number per notice must be no more than 200% of the average daily trading volume of our Common Stock for the ten (10) consecutive trading days immediately prior to date of the applicable put notice and such amount must not exceed an accumulative amount of $350,000. The minimum put amount is $10,000. The purchase price per share to be paid by Tangiers will be the 85% of the of lowest trading prices of the Common Stock during the 5 trading days including and immediately following the date on which put notice is delivered to Tangiers.

In connection with the Investment Agreement with Tangiers, we also entered into a registration rights agreement with Tangiers, pursuant to which we agreed to use our best efforts to file with the Securities and Exchange Commission a registration statement within 45 days of execution of the Investment Agreement, covering the resale of 1,604,783 shares of our Common Stock underlying the Investment Agreement with Tangiers.

The Company also issued a fixed convertible promissory note to Tangiers in the face amount of $610,000, convertible at $1.40 per share, bearing an interest rate of 10% per annum and maturing seven months from the effective date of each tranche payment. So far, we have received $160,000 under the convertible note.

At present, the Company believes to have the ability to repay the indebtedness without recourse to the funds received or to be received under the equity line agreement and the amount of indebtedness may not be reduced or relieved by the issuance of shares under the equity line.

At any time and from time to time after a default occurs solely due to the fact the Note is not retired on or before the Maturity Date ("Maturity Default"), Tangiers, as Convertible Note Holder, shall have the right, at Tangiers' sole option, to convert in whole or in part the outstanding and unpaid Principal Amount under the Convertible Notes into shares of Common Stock following the Maturity Date at the Maturity Default Conversion Price.

The Maturity Default Conversion Price of the Tangiers Convertible Notes dated November 13, 2018 shall be equal to the lower of: (a) the Conversion Price of $1.40 or (b) 65% of the lowest trading price of the Company's common stock during the 15 consecutive Trading Days prior to the date on which the Holder elects to convert all or part of the Note. For the purpose of calculating the Maturity Default Conversion Price only, any time after 4:00 pm Eastern Time (the closing time of the Principal Market) shall be considered to be the beginning of the next Business Day. If the Company is placed on "chilled" status with the DTC, the discount shall be increased by 10%, i.e., from 25% to 35%, until such chill is remedied. If the Company is not DWAC eligible through their Transfer Agent and DTC's FAST system, the discount will be increased by 5%, i.e., from 35% to 40%. In the case of both, the discount shall be a cumulative increase of 15%, i.e., from 35% to 50%.

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The Convertible Note is currently not in default.

The 1,604,783 shares being offered pursuant to this Prospectus represent approximately one-third of our public float.

Tangiers has agreed to refrain from holding an amount of shares which would result in Tangiers owning more than 9.99% of the then-outstanding shares of our Common Stock at any one time.

The Investment Agreement with Tangiers is not transferable and any benefits attached thereto may not be assigned.

At an assumed purchase price of $1.03 per share (85% of the of lowest trading prices of the Common Stock during the 5 trading days) we will be able to receive up to $1,652,927 in gross proceeds, assuming the sale of all of the 1,604,783 shares of our Common Stock pursuant to the Investment Agreement with Tangiers, being the number of shares being offered pursuant to this Prospectus.

There are substantial risks to investors as a result of the issuance of shares of our Common Stock under the Investment Agreement with Tangiers. These risks include dilution of stockholders' percentage ownership, significant decline in our stock price and our inability to draw sufficient funds when needed.

We intend to sell Tangiers periodically our Common Stock under the Investment Agreement and Tangiers will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of Common Shares to Tangiers to raise the same amount of funds, as our stock price declines.

The proceeds received from any "puts" tendered to Tangiers under the Investment Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors, in its good faith deem to be in the best interest of the Company.

Because our ability to draw down any amounts under the Investment Agreement with Tangiers is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $5,000,000 under the Investment Agreement with Tangiers.

SELLING SECURITY HOLDER

This Prospectus relates to the resale of up to 1,604,783 shares of the Common Shares, issuable to Tangiers, a selling stockholder pursuant to a "put right" under an Investment Agreement, dated November 13, 2018, that we entered into with Tangiers. The Investment Agreement permits us to "put" up to five million dollars ($5,000,000) in shares of our Common Stock to Tangiers over a period of up to thirty-six (36) months or until $5,000,000 of such shares have been "put."

The selling stockholder may offer and sell, from time to time, any or all of shares of our Common Stock to be sold to Tangiers under the Investment Agreement dated November 13, 2018.

The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock by the selling stockholder as of December 26, 2018 and the number of shares of our Common Stock being offered pursuant to this Prospectus. We believe that the selling stockholder has sole voting and investment powers over its shares.

Because the selling stockholder may offer and sell all or only some portion of the 1,604,783 shares of our Common Stock being offered pursuant to this Prospectus, the numbers in the table below representing the amount and percentage of these shares of our Common Stock that will be held by the selling stockholder upon termination of the offering are only estimates based on the assumption that the selling stockholder will sell all of its shares of our Common Stock being offered in the offering.

The selling stockholder has not had any position or office, or other material relationship with us or any of our affiliates over the past three years.

To our knowledge, the selling stockholder is not a broker-dealer or an affiliate of a broker-dealer. We may require the selling stockholder to suspend the sales of the shares of our Common Stock being offered pursuant to this Prospectus upon the occurrence of any event that makes any statement in this Prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

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Name of Selling Stockholder	Shares Owned by Selling Stockholder before the Offering(1)	Total Shares Offered in the Offering	Number of Shares to Be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares(1)
			# of Shares(2)	% of Class(2)
Tangiers Global, LLC(3)(4)	62,500	1,604,783	62,500	*

* Less than 1%

(1) Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of Common Stock. Shares of Common Stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2) We have assumed that the selling stockholder will sell all of the shares being offered in this offering.
(3) Justin Ederle has the voting and dispositive power over the shares owned by Tangiers Global, LLC.
(4) As of November 20, 2018, Tangiers held 62,500 shares of our Common Stock pursuant to commitments under the Convertible Note and the Investment Agreement.

PLAN OF DISTRIBUTION

This Prospectus relates to the resale of up to 1,604,783 shares of the Common Shares, issuable to Tangiers, the selling stockholder pursuant to a "put right" under an Investment Agreement, dated November 13, 2018, that we entered into with Tangiers. The Investment Agreement permits us to "put" up to five million dollars ($5,000,000) in shares of our Common Stock to Tangiers over a period of up to thirty-six (36) months or until $5,000,000 of such shares have been "put."

The Investment Agreement with Tangiers is not transferable.

At an assumed purchase price of $1.03 per share (85% of the of lowest trading prices of the Common Stock during the 5 trading days) we will be able to receive up to $1,652,927 in gross proceeds, assuming the sale of all of the 1,604,783 shares of our Common Stock pursuant to the Investment Agreement with Tangiers, being the number of shares being offered pursuant to this Prospectus.

At an assumed purchase price of $1.03 under the Investment Agreement, we would be required to register 3,249,585 additional shares to obtain the balance of $3,347,073 under the Investment Agreement. Due to the floating offering price, we are not able to determine the exact number of shares that we will issue under the Investment Agreement.

The Selling Shareholders may, from time to time sell any or all of their shares of Common Stock on any market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

▪	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
▪	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;
▪	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
▪	an exchange distribution in accordance with the rules of the applicable exchange;
▪	privately negotiated transactions;
▪	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;
▪	a combination of any such methods of sale; and
▪	any other method permitted pursuant to applicable law.

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The selling stockholder may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this Prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

Tangiers Global, LLC is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. We are required to pay certain fees and expenses incurred by us incident to the registration of the securities.

The selling stockholder will be subject to the Prospectus delivery requirements of the Securities Act of 1933 including Rule 172 thereunder.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the Common Stock by the selling stockholder or any other person. We will make copies of this Prospectus available to the selling stockholder and will inform it of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).

DESCRIPTION OF SECURITIES TO BE REGISTERED

We have authorized capital stock consisting of 380,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”). As of the date of this filing we have 21,822,651 shares of Common Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

We have no authorized shares of preferred stock.

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Options and Warrants

We have warrants outstanding to purchase 75,000 shares of our common stock exercisable at $1.00 per share.

Convertible Notes

We issued a fixed convertible promissory note to Tangiers Global, LLC in the face amount of $610,000, convertible at $1.40 per share, bearing an interest rate of 10% per annum and maturing seven months from the effective date of each tranche payment. So far, we have received $160,000 under the convertible note.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

Our transfer agent is Transfer Online, Inc. located at 512 SE Salmon Street, Portland, OR 97214.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Doney Law Firm, our independent legal counsel, has provided an opinion on the validity of our common stock.

Hancock Askew & Co., LLP, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Hancock Askew & Co., LLP has presented their report with respect to our audited financial statements. The report of Hancock Askew & Co., LLP is included in reliance upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We filed this Registration Statement on Form S-1 with the SEC under the Act with respect to the Common Stock offered by Selling Shareholders in this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the Registration Statement and the exhibits and schedules filed with the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. The Registration Statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

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DESCRIPTION OF BUSINESS

Overview

We were formed on August 15, 2014. As a result of the Purchase Agreement and Conveyance Agreement (described below), and under the direction of our newly appointed officers and directors, we are now an online retailer in the smoking accessories business.

We provide smoking accessories and glass pipes as an online retailer and wholesale distributor. We operate in different verticals within the online headshop industry, consisting of, but not limited to, sales of consumer products through online retail, sales of wholesale products to other retailers, design and manufacturing of branded products, and shipping and fulfillment services. We are a household name in the headshop and glass industry and our products can be found in retail stores across the US and internationally. We operate our online retail division through SmokeCartel.com and our wholesale division through Glassheads Distribution.

We believe that we have led the industry standard in all aspects of operations including product design and development, fast and reliable shipping, excellent customer service, and organic online traffic rankings. Thread Cartel LLC holds 7 trademarked product names including, "Sesh Supply, Viosparc, UPC, Smoke Cartel, Glassheads, Kraken and Cinderwitch" with more actively in use pending acceptance.

Our principal office is located at 1313 Rogers St. Savannah, GA 31415 and our phone number is 912-226-2802. Our corporate website address is www.smokecartel.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this Prospectus.

Our Industry

As part of the online headshop and glass wholesale industry, we are not directly affected by regulations in the cannabis industry, but we do benefit from the expansion of the legal cannabis market. Recreational marijuana is currently legalized in 8 states and 29 states have legalized marijuana for medical purposes. Our business benefits as legal marijuana continues to expand across the United States and the demand for cannabis accessories is increasing.

In addition, our business is primarily done through online commerce, which is increasing nationally. Consumers are shifting towards e-commerce sales, and we actively work to pursue this growing consumer base.

Although we do not deal with cannabis itself, our products are associated with the plant, which means that we face many of the same challenges that cannabis companies face, such as federal regulation, banking restrictions, lack of advertising platforms, and negative stereotypes of the business. We have dealt with these regulations and challenges since our inception and have been resourceful and persistent in finding legal means to operate our business and reach our consumer base.

The cannabis accessory industry is legal, but is a relatively new industry which presents its own challenges, like a lack of a standardized system that other retail industries have. We were creative in dealing with these challenges and developed our own SKU system for inventory management. Company management has expertise in technology and web development, which allowed us to develop proprietary software that directly integrates into popular ecommerce platforms like Shopify. We also have the unique ability to ship fragile glass products efficiently and effectively. We believe our advanced shipping knowledge and experience along with our software gives us a unique skill set that other distribution companies lack. Our resourcefulness with technological solutions has allowed us to provide unparalleled fulfillment and shipping services despite industry challenges.

With increasing state legalization of cannabis, the industry is receiving more public attention than ever, but it is still in an infantile state. Nationwide legalization is imminent and there will be a rise in new cannabis businesses who will be dealing with these challenges and uncertainty of operating in a new industry. We have the advantage of industry knowledge and experience and we believe we will be one of the only cannabis accessories retailers equipped to handle the increased demand across the country.

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Market Opportunity Analysis

We see market opportunity in the head shop and smoking accessories industry, ecommerce industry, and the cannabis industry. With expansion of the legal cannabis market, we believe there will be an increase in demand for cannabis accessories and we have expertise in developing products to quickly bring to market. We have vertically integrated our operations in order to easily bring new products to both online retail and wholesale markets. There is a substantial opportunity to gain significant market share and to solidify our standing as the leading company of consumer cannabis accessories. The market is new and experiencing rapid growth and will require experienced and well-established companies to take the lead.

Head shop and Smoking Accessories Industry

In the past 20 years, the smoking accessories industry has experienced rapid growth and changes to the industry. In 1995, companies were placing pipes into a copy machine, then faxing the photocopied pages to potential customers. Wood, metal, and plastic pipes were still the mainstream, as glass pipes were just starting to become available. At this time The Crush, one of the few glass pipes manufacturers, held nearly 75% of market share doing $11M annually in revenue. Once prosecution of drug paraphernalia decreased in the early 2000s, there was a surge of new manufacturers and retailers of glass smoking accessories.

Now, according to a 2013 report from Headquest Magazine, smoke shops generate an estimated $10 billion in revenues annually in the United States, which is even before most legalization laws had passed. The growth in the head shop and cannabis accessory industry has been rapid and is relatively new; there is not a lot of market research available right now. However, the demand for cannabis accessories is set to increase with the increase of the legal cannabis market.

Ecommerce: Online Retail and Wholesale Industry

Our business is conducted primarily through online commerce, which is increasing nationally and globally. Consumers are shifting toward e-commerce sales, and we actively work to pursue this growing consumer base. The National Retail Federation (NRF) expects that online retail will grow 8-12%, up to three times higher than the growth rate of the wider retail industry.

In worldwide ecommerce sales, data from Statista anticipates a 246.15% increase in worldwide ecommerce sales, from $1.3 trillion in 2014 to $4.5 trillion in 2021. The global market is shifting toward ecommerce because it offers wide product selection to consumers all over the country and the world. Ecommerce is an easier and more efficient process for most buyers, and this includes the cannabis accessories market.

Statista’s data also shows that the B2B wholesale ecommerce market is worth 234.78% more than the B2C ecommerce sales. Their data shows that by the close of 2017, B2C ecommerce sales will hit $2.3 trillion worldwide while B2B ecommerce will reach $7.7 trillion. Our expansion into wholesale B2B online sales adds significant value as the online wholesale market is growing at much faster rate than online retail.

Cannabis Industry

As part of the online head shop and glass wholesale industry, we are not directly affected by regulations in the cannabis industry, but it does benefit from the expansion of the legal cannabis market. The District of Columbia and 33 states have now passed laws broadly legalizing cannabis in some form. Of these, 10 states and the District of Columbia have legalized recreational cannabis. The Federal Government ended alcohol prohibition after 10 states passed their own legalization laws. The cannabis industry and all of its ancillaries will continue to grow with legalization. The industry is still in its infancy, and any company with the right experience, the right people, in the right place, at the right time, and who also has a head start, is poised for accelerated rise and control of a large part of market share.

According to Arcview Market Research, North American consumers spent $6.7 billion on legal cannabis products, which is up 34% from 2015. Arcview estimates that by 2021, the legal cannabis market will be worth $22.6 billion. The research report also notes that very few consumer industries earn $5 billion in annual revenue with 25% compound annual growth the following five years. Arcview estimates that this high growth rate will continue past 2021 as states will still be passing legalization laws and federal legalization is also expected in that time period.

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The cannabis industry will also have increasing economic impact in the next few years through jobs, taxes, and the opportunity to start new businesses. Leafly reports that legal marijuana currently supports 149,304 jobs in the United States, which is a 22% increase in jobs from last year. Marijuana Business Daily predicts that the economic impact of the U.S cannabis industry will be between $47.6 and $68.4 billion by 2020. The economic impact of cannabis in 2016 was only $16-$18 billion, which shows huge potential for the impact the cannabis market will have on the U.S economy.

Public sentiment of the marijuana market is changing; Arcview’s polls show that 80% of Americans approve of legal access to medical cannabis and 60% approve of full adult use legalization.

Marijuana Legalization Status by State: New Potential Markets

As legalization initiatives and public support grows across the country, there is great potential in new markets that have not legalized recreational or medical marijuana. The market has seen tremendous growth from states with legalization, in both recreational and medical, and these markets are expected to continue this high growth rate.

In the 2016 election, three new states legalized medical marijuana: Arkansas, Florida, and North Dakota. Four states that already had medical marijuana laws legalized recreational: California, Maine, Massachusetts and Nevada. Marijuana Business Daily estimates that these new markets could create $7 billion to $8 billion in additional retail revenue. They also note that almost 60% of the U.S population now lives in a state where marijuana has been legalized. By opening up these new markets, 2016 marked an important shift in the cannabis industry.

Products and Services

Retail Division

SmokeCartel.com is our main e-commerce portal that sells glass pipes, vaporizers, bongs and other smoking and cannabis accessories directly to over 125,000 customers in more than 50 countries. Demand for unique products and popular brands continues to drive sales and grow our consumer base. The website operates via the well-known e-commerce platform Shopify and is augmented by the integration of our proprietary software that helps us identify key data and customer behaviors. We also own and operate several other retail websites for our brands which includes but is not limited to, HeadyPet.com, MindCBD.com, Krakengrinders.com, Cinderwitchtorches.com, Errlybird.com, and Rolluhbowl.com. These brand websites help extend our presence online and help target different demographics within the cannabis accessory market to maximize our online footprint.

Wholesale Division

In January 2016, the company acquired UPC Distribution, a two-decade veteran in the wholesale glass and manufacturing industry that allowed Smoke Cartel’s expansion into the wholesale market. Rebranded as Glassheads Distribution, the department is now the wholesale division of Smoke Cartel, building relationships with and accounts to other retailers across the United States and internationally. Glassheads maintains a book of more than 3,000 retail customers and plans to grow that consumer base through marketing and sales initiatives as well as continued innovation in product design.

The mission of Glassheads is to innovate and provide quality products at affordable prices while maintaining unsurpassed customer service. By focusing on training our knowledgeable and experienced sales staff, Glassheads is able to provide expert guidance for customers about Smoke Cartel products and services as well as our competitors..

Products: Design and Development

We design and manufacture products for the online retail store and for our wholesale division. These products include glass water pipes, bongs, vaporizers, and other tobacco or cannabis accessories. We also have created branded product lines to sell as both retail and wholesale products to target different markets including Sesh Supply, Kraken Grinders, U.P.C, China Glass, and Cinderwitch Torches. We have covered a wide niche of glassware, and plan to focus on non-glass products and accessories in the future to expand product selection and reach new markets.

Sesh Supply is a branded product line of glass known for its unique design and spinning propeller percs. Each Sesh Supply piece is named from a creature or character from Greek mythology and follows a bold and colorful theme as part of a marketing strategy for a younger generation of smokers. A Sesh Supply product recently won second place in Best Glass at High Times Cannabis Cup.

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China Glass is a branded product line of glass that comes from a team of carefully selected master glass artists from the Hebei province of Northern China. There is often a certain stigma in the industry about glass that's made overseas, but these master glassblowers have combined over 100 years of glassblowing experience, and have produced excellent functional glass art with a nod to their history and culture. China Glass is marketed for the sophisticated smoker and people who like to smoke while doing yoga, meditating, or relaxing.

Kraken Grinders is a branded line of grinders made from high-quality stainless steel and aluminum alloys. Grinders are used for grinding tobacco and herbs, and the Kraken grinder features unique designs like stash windows, easy clear buttons, pollen screens, and more.

UPC is our line of utilitarian and affordable scientific glass water pipes and dab rigs. The trademarked logo comes from Smoke Cartel’s acquisition of UPC Distribution, which is now the rebranded Glassheads wholesale division, but the messaging remains: Until Prohibition Ceases. UPC is marketed to the traditional smoker seeking the highest functions available.

Cinderwitch Torches is the consumer electronic brand for Smoke Cartel, carrying the Company’s latest innovative design, Viosparc (patent pending). Products include other premium ignition devices like butane and electronic torches. Cinderwitch has unique products that are unlike most conventional torches, both in style and function.

Heady Pet offers durable and adorable leashes, collars, harnesses, safety belts, toys and more in a variety of 420-friendly designs and prints. The brand has allowed Smoke Cartel to cross over to the $100 billion industry through retail and wholesale avenues.

MindCBD launched in October 2018 with an online marketplace offering full-spectrum, fully legal CBD products and proprietary blends, earning Smoke Cartel a foothold in the $2 billion CBD industry.

ErrlyBird is a competitor to smokecartel.com that we acquired and tailored to target the opposite side of the industry demographic. Errlybird owns it’s own brands, TipTech & TorchArt which are tailored to the concentrate consumption industry.

We acquired the UPC brand and trademark in our acquisition of UPC Distribution. The wholesale division was rebranded as Glassheads, however, UPC is still a brand name we use for a line of water pipes and dab rigs. UPC pieces are dedicated to the classic and timeless design known to scientific glass, and their iconic logo, which is also trademarked, gives each piece its own unique twist. UPC is marketed for simple, traditional smokers.

Distribution/Dropshipping

In the ongoing charge to retain an edge over the competition, Smoke Cartel provides warehousing and fulfillment for our own industry competitors—and takes a percentage of their sales. Smoke Cartel is one of few companies in the industry to offer dropshipping services, and our respected name and services entice even companies in direct competition to trust us to handle their logistics.

Our dropshipping services gives other online retailers the opportunity to take advantage of Smoke Cartel’s technology-driven processes for advanced fulfillment and high-capital stakes. The program avails clients to over 1000 SKUs for their own discretion and provides live access to Warely’s vast inventory tracking system, all managed by a dedicated Smoke Cartel liaison. We also allow white labeling of some of our products and first access to our Warely software to our dropshipping clients.

These clients are other online glass and smoking accessory retailers, which disseminates even more Smoke Cartel products into the digital consumer market. By outsourcing their fulfillment us, our competitors become our clients, creating a synergistic partnership in which everyone wins.

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Marketing Plan

Positioning and Goal

Our association with the cannabis industry restricts us from traditional advertising networks like Google and Facebook. We have been tremendously successful in finding legal and effective marketing strategies that showcase our brand in spite of these constraints, allocating marketing spend to social networks and industry influencers. We’ve identified the most effective paid web campaigns on sites that allow cannabis or tobacco-related content, using precise retargeting strategies to drive traffic and conversions.

Our own social media channels continue to enjoy impressive engagement, and our original YouTube videos often go viral. Smoke Cartel also sponsors and maintains a presence at several cannabis-related and music events, increasing brand visibility and developing key relationships.

Since our inception, we have used a combination of online and offline initiatives for sales and marketing of Smoke Cartel products and services. Strategic marketing, strong industry relationships and advanced data analytics continue to evolve our globally-recognized retail brand while our dedicated in-house sales department specifically focuses on our wholesale customers.

As we continue to grow, we will continue to increase brand awareness through these strategies and new marketing initiatives that capture the interest of new, growing sectors of cannabis users as well as the recently-legalized Canadian market.

Marketing Tactics

Since our inception, we have always focused on building a brand and on our artistic vision for products and marketing initiatives. This includes implementing professional photography and graphic design in every marketing and advertising material, online or printed, with the intent to create a globally recognized brand. The carefully curated Smoke Cartel brand combined with our advanced data analytics helps target our large consumer base.

We use a combination of online and offline initiatives for sales and marketing of products and services of the e-commerce and wholesale businesses. We have built strong relationships with important industry figures and advertisers which helps perpetuate the brand of Smoke Cartel. We also utilize an in-house sales department specifically for wholesale customers to build solid relationships with wholesale customers.

Social Media Marketing

We have built a large social media following on our own company accounts and on separate brand accounts for our different product lines. This combined with the use of social media influencers gives us a strong presence on social media networks. We use Instagram, Tumblr, Facebook, and Twitter to target our consumer base, with emphasis on Instagram as it is the best network to target the customer demographic and to build and maintain branding for our company and each of our branded product lines.

We put similar content on each social platform in order to keep the brand consistent, but the audience engages with each platform differently. This allows the brand to reach all different types of consumers and different audiences. Our Instagram presence is the most pronounced, with over 147,000 followers and an average of 1000 new follows a week, this highly-visual platform has proven to be the best network to target our customer demographic and build recognitions for our brands. Instagram also connect us to important influencers who in turn share our products and brand with their formidable networks.

Social media is a central marketing tactic for Smoke Cartel, and in addition to Instagram’s interactive imagery we utilize Twitter and Facebook to interact with customers and communicate news and updates. Maintaining a presence on a variety of platforms—with content specifically tailored for each medium—allows us to directly engage with our target audience.

Social media has been a central marketing tactic for Smoke Cartel as it is the best and most efficient way to reach our consumer base. Social media allows consumers to understand and identify with our brand with any post. We focus on creating beautiful images that consumers can relate to, while also maintaining a good stream of engagement with our audience. This strategy includes different themes for different brands, in order to relate to the different types of consumers, and to inspire them about the potential of each product and brand. We also can use social media to directly engage with our target audience by creating conversations on our different social platforms.

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Email marketing

We implement an email marketing strategy using an email marketing platform to reach our ever-growing list of customers. Email marketing sales makes up about 12-14% of total revenue. We track orders, revenue, and other analytics from emails that we can use to increase sales and to improve the overall marketing strategy. We plan both “flow” emails and regular email campaigns. Flows are emails that are sent automatically based on customer behavior like cart abandonment, viewing specific products, signing up for a list, repeat customers, or the purchase of a product that can be linked with another product based on consumer trends. Email campaigns are one-time emails based around holidays, sales events, or new products and services and are sent to different lists of people, either the master list of email subscribers, or to a customized list based on customer behavior. Email marketing also provides vital data, allowing us to track orders, revenue, and other analytics to increase sales and to improve overall marketing strategy.

SEO

We integrate SEO, or search engine optimization, into all of our marketing and advertising strategies. SEO is important to gain customers organically and it is done through vigilant updating of all websites to reflect current keyword trends, accumulating inbound links, accruing listings on other sites, and strengthening a social media presence in order to achieve a higher organic Google, Bing, and Yahoo search ranking for terms related to each part of the business.

Digital Advertising

We run standard PPC (pay-per-click) display ads on cannabis related websites like Leafly, High Times, and other relevant sites that feature retargeting of previous Smoke Cartel website visitors. We have found this to be the most efficient advertising method to target potential customers as they have already visited SmokeCartel.com and have a high interest in making a purchase. We use the cannabis specific advertising platform Mantis and increase digital advertising campaigns during large sales and promotions on SmokeCartel.com. Mantis allows us to offer banner, video, and sponsored content ads on a large network of cannabis-specific websites. We are also able to use Google Adwords for our non-smoking related accessories, which has helped drive more traffic to our site.

Public Relations

We have already received editorial coverage in several well-known publications, and plan to continue our public relations strategy in the future to secure additional coverage as the company grows. We have a relationship with several media outlets in the industry and general news sources. Smoke Cartel has been featured in Leafly, Variety Magazine, Marijuana Business Daily, and several other well-known publications and has been featured on multiple podcasts. We plan to continue our outreach to relevant media outlets to expand brand awareness, acquire new customers, and improve SEO. Public relations efforts will include developing new ideas and pitches that will provide new material to drive media coverage.

Offline Initiatives

We have mainly focused on online marketing initiatives, but plan on launching a full offline marketing package including physical mailers, catalogs, magazines, brochures, and increased trade shows attendance. We currently publish Smoke Cartel Magazine, a biannual 44-page book that showcases our brands, company culture and overall cannabis lifestyle. We curate captivating written and visual content for the magazine which directs the audience to our online products.

Events

We currently attend and sponsor events around the United States including High Times Cannabis Cup, National Cannabis Festival, Chalice Music Festival, CHAMPS trade shows, and many more glass industry trade shows, cannabis related events, and music festivals. These events provide an opportunity for us to sell products, make connections in the industry, reach our consumer base directly, and improve brand recognition. We plan to increase the number of events we attend and sponsor and plan to expand to international trade shows. We also plan to target events in states that are passing new cannabis legislation and opening up new market demand for cannabis accessories.

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Competition

All of our planned wholesale and online retail distribution channels will compete for customers and sales with different companies and products that are competitive today and likely to be even more competitive in the future. Our size relative to our competition is difficult to gauge as most of our competition is privately held and does not publicly report their earnings. Public companies that are most similar and competitive to Smoke Cartel are Namaste Technologies and Kush Bottles, Inc.

Namaste Technologies is traded on the OTC Markets under the symbol NXTFF and is based in Canada. Unlike Smoke Cartel, Namaste Technologies’ business is focused specifically on vaporizers and not glassware and other cannabis accessories. They also currently do not have significant market share in the United States like Smoke Cartel.

Kush Bottles is traded on the OTC Markets under the symbol KSHB. Kush Bottles sells packaging products for the cannabis industry, but they do not focus on glassware or have the same manufacturing capacity as Smoke Cartel. Kush Bottles also has significantly less web traffic than Smoke Cartel. According to Amazon Alexa website traffic rankings as of September 2017, Smoke Cartel is ranked at 13,632 for the most popular website in the United States while Kush Bottles is ranked at 117,383.

Intellectual Property

Our wholly owned subsidiary, Thread Cartel, LLC, has trademarked the following product names: Sesh Supply, Kraken, UPC, Smoke Cartel, Cinderwitch, Elev8, Glassheads. We have also trademarked the logo for UPC and Smoke Cartel.

Regulations

We must comply with federal and state regulations for tobacco products. Tobacco products can only be sold and shipped to customers over the age of 18 or 21 in some states. We are not regulated by federal or state cannabis laws.

Employees

As of the date hereof, the Company has 33 full time employees and 4 part time employees.

Corporate History

We were formed on August 15, 2014. From inception, we were engaged in the business of investment activities of spot gold and silver trading. On July 14, 2017, we entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Thread Cartel LLC., a privately held limited liability company incorporated under the laws of Georgia (“Smoke Cartel”), and the members of Smoke Cartel. As a result of the transaction (the “Exchange”), Smoke Cartel became our wholly-owned subsidiary. In accordance with the terms of the Purchase Agreement, at the closing an aggregate of 18,999,601 shares of our common stock were issued to the holders of Smoke Cartel in exchange for their membership interests of Smoke Cartel. The two shareholders of Smoke Cartel consisted of Sean Geng and Darby Cox, our officers and directors.

Also on July 14, 2017, we entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”) with a company controlled by our prior officer and director, Wanjun Xie. Pursuant to the Conveyance Agreement, we transferred all assets and business operations associated with spot gold and silver trading to Mr. Xie’s company. In exchange, Mr. Xie agreed to cancel 323,300 shares in our company and to assume and cancel all liabilities relating to our former business. As a result of the Purchase Agreement and Conveyance Agreement, we were no longer pursuing our former business plan. Under the direction of our newly appointed officers and directors, we are now an online retailer in the smoking accessories business.

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DESCRIPTION OF PROPERTY

We currently do not own any real property or any office.

LEGAL PROCEEDINGS

We are not a party to any other legal proceedings and, to our knowledge, no other legal proceedings are pending, threatened or contemplated.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Holders of Our Shares

As of the date of this prospectus, there were approximately 42 registered common shareholders.

Public Market for Common Shares

As of the date of this prospectus, we have a ticker symbol “SMKC” but there is no active public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The last sales price for our common stock was on December 26, 2018 at $1.21 per share.

Dividend Rights

We have never declared, nor paid, any dividend since our incorporation and does not foresee paying any dividend in the near future since all available funds will be used to implement our business plan.  Any future payment of dividends will depend on our financing requirements and financial condition and other factors which the board of directors, in its sole discretion, may consider appropriate.

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Smoke Cartel, Inc.

Balance Sheets

as of September 30, 2018, and December 31, 2017

(Unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Current assets
Cash and cash equivalents	$58,139	$661,131
Accounts Receivable	26,327	—
Inventories	876,725	926,502
Deferred tax asset	246,661	—
Prepaid expenses and other current assets	87,639	340
Total current assets	1,295,491	1,587,973
Fixed assets, net	128,195	49,654
Intangible assets, net	29,986	22,779
Goodwill	1,644,109	71,898
Total assets	$3,097,781	$1,732,304
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$123,112	$317,454
Deferred Rent	5,488	—
Income tax payable	102,622	102,622
Current portion of loans payable	254,865	146,435
Total current liabilities	486,087	566,511
Loans payable	211,379	11,944
Deferred tax liability	—	3,692
Total liabilities	697,466	582,147
Stockholders' equity
Common stock; $0.0001 par value; 380,000,000 shares authorized; 21,814,350 and 20,200,006 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively.	2,183	2,020
Additional paid-in capital	2,268,675	209,880
Retained earnings	129,457	938,257
Total stockholders' equity	2,400,315	1,150,157
Total liabilities and stockholders' equity	$3,097,781	$1,732,304

The accompanying notes are an integral part of these financial statements

F-1

Index

Smoke Cartel, Inc.

Statements of Operations

For the Three Months Ended September 30

(Unaudited)

	Three Months Ended September 30
	2018	2017
Sales	$804,388	$1,324,357
Cost of sales	279,360	500,943
Gross profit	525,028	823,414
Operating expenses
General and administrative expenses	181,494	183,411
Advertising and promotion	58,383	83,596
Payroll and related expenses	396,832	272,057
Shipping expenses	126,743	164,036
Officer compensation	6,519	34,775
Professional fees	69,546	58,831
Rent expenses	68,058	23,641
Total operating expenses	907,575	820,347

(Loss)/Income from operations	(382,547)	3,067

Other income (expense)
Interest income	6	1
Other income	46,314	2,262
Interest expense	(40,425)	(195)
Net loss before income taxes	(376,652)	5,135
Income tax benefit	87,955	—
Net Income / (Loss)	$(288,697)	$5,135

Basic and diluted weighted average common
Shares outstanding	20,505,957	18,999,601
Basic and diluted earnings per share	(0.01)	(0.00)

The accompanying notes are an integral part of these financial statements

F-2

Index

Smoke Cartel, Inc.

Statements of Operations

For the Nine Months Ended September 30

(Unaudited)

	Nine Months Ended September 30
	2018	2017
Sales	$3,097,803	$4,163,970
Cost of sales	1,085,066	1,807,263
Gross profit	2,012,737	2,356,707
Operating expenses
General and administrative expenses	573,574	572,748
Advertising and promotion	241,472	266,822
Payroll and related expenses	1,097,747	825,962
Shipping expenses	441,592	525,623
Officer compensation	133,019	177,826
Professional fees	354,267	68,361
Rent expenses	221,743	134,275
Total operating expenses	3,063,594	2,571,617
Loss from operations	(1,050,857)	(214,910)

Other income (expense)
Interest income	16	4
Other income	55,320	5,206
Interest expense	(63,632)	(330)
Net loss before income taxes	(1,059,153)	(210,030)
Income tax benefit	250,353	—
Net Loss	$(808,800)	$(210,030)

Basic and diluted weighted average common
Shares outstanding	20,352,836	18,999,601
Basic and diluted earnings per share	(0.04)	(0.01)

The accompanying notes are an integral part of these financial statements

F-3

Index

Smoke Cartel, Inc.

Statements of Cash Flows

For the Nine Months Ended September 30

(Unaudited)

	2018	2017
Cash Flows from Operating Activities
Net loss	$(808,800)	$(210,030)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization	19,293	—
Depreciation	29,032	3,869
Deferred taxes	(250,353)	—
Deferred financing cost	4,489	—
Stock issued for services	75,000	—
Professional fees paid through issuance of warrants	36,853	—
Changes in assets and liabilities
Accounts receivable	(26,327)	—
Inventories	241,951	(36,663)
Prepaid expenses and other current assets	(87,299)	(6,047)
Accounts payable and accrued expenses	(188,854)	105,039
Net cash used by operating activities	(955,015)	(143,882)
Investing Activities
Purchase of fixed assets	(107,574)	(25,901)
Net cash used in investing activities	(107,574)	(25,901)
Cash Flows from Financing Activities
Proceeds from issuance of common stock	156,221	9,900
Proceeds on loans payable	491,335	15,901
Payments on loans payable	(162,959)	(954)
Payment of debt issue cost	(25,000)	—
Net Shares on recapitalization	—	100
Net cash provided by financing activities	459,597	24,947
Net decrease in cash	(602,992)	(144,786)
Cash, beginning of period	661,131	307,309
Cash, end of period	$58,139	$162,523
Supplemental disclosures of cash flow information:
Interest paid:	$54,976	$330
Supplemental noncash financing activities:
Acquisition of assets from KushCo Holdings, Inc. (Note 6)	$1,790,884	$—

The accompanying notes are an integral part of these financial statements

F-4

Index

Smoke Cartel, Inc.
Notes to condensed financial statements

(unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Change of Business

Lemont Inc. (“Lemont”) was formed on August 15, 2014 and was engaged in the business of investment activities of spot gold and silver trading. On July 14, 2017, Lemont entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Thread Cartel LLC., a privately held limited liability company incorporated under the laws of Georgia (“Smoke Cartel”), and the members of Smoke Cartel. As a result of the transaction (the “Exchange”), Smoke Cartel became our wholly-owned subsidiary. In accordance with the terms of the Purchase Agreement, at the closing an aggregate of 18,999,601 shares of our common stock were issued to the holders of Smoke Cartel in exchange for their membership interests of Smoke Cartel.

For accounting purposes, this is a reverse acquisition with Smoke Cartel (the “Company”) being the accounting acquirer of Lemont. For legal purposes, Lemont issued shares to the Smoke Cartel shareholders followed by a merger and recapitalization of Lemont.

Also, on July 14, 2017, we entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”) with a company controlled by our prior officer and director, Wanjun Xie. Pursuant to the Conveyance Agreement, we transferred all assets and business operations associated with spot gold and silver trading to Mr. Xie’s company. In exchange, Mr. Xie agreed to cancel 323,300 shares in our company and to assume and cancel all liabilities relating to our former business. As a result of the Purchase Agreement and Conveyance Agreement, we were no longer pursuing our former business plan. Under the direction of our newly appointed officers and directors, we are now an online retailer in the smoking accessories business. Effective August 29, 2017, the Company’s name and trading symbol was changed to Smoke Cartel, Inc. (SMKC).

The Company has established a fiscal year end of December 31.

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates include but are not limited to the estimated useful lives of equipment for purposes of depreciation and the valuation of common shares issued for services, equipment and the liquidation of liabilities.

Cash and Equivalents

Cash and equivalents include investments with initial maturities of three months or less.

F-5

Index

Smoke Cartel, Inc.
Notes to condensed financial statements

(unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Concentration of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, are cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of FDIC insurance limits.

Accounts receivable

Accounts receivable represents trade obligations from customers that are subject to normal trade collection terms, without discounts. The Company periodically evaluates the collectability of its accounts receivable and considers the need to adjust an allowance for doubtful accounts based upon historical collection experience and specific customer information. Actual amounts could vary from the recorded estimates. We have determined that as of September 30, 2018 and December 31, 2017, no allowance was required. The majority of sales transactions are paid by the customer with a credit card and are generally collected at the time that revenue is recorded.

Inventories

Inventory consists primarily of merchandise for sale and packaging materials and is valued at the lower of cost or market. Cost is determined using the weighted average method and average cost is recomputed after each inventory purchase or sale. Inventory is periodically reviewed in order to identify obsolete or damaged inventory and impaired values.

Property and Equipment

Property and equipment purchases are recorded at cost and depreciated or amortized using the straight-line method over the estimated useful life of the asset. The estimated useful life by asset description is noted in the following table:

Asset Description	Estimated Useful life (Years)
Furniture and Equipment	3-5
Leasehold Improvement	Term or lease or 3-5 whichever is shorter
Vehicles	5

Additions are capitalized, and maintenance and repairs are charged to expense as incurred. Gains and losses on dispositions of equipment are reflected in other income.

F-6

Index

Smoke Cartel, Inc.
Notes to condensed financial statements

(unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Fixed assets consist of the following at September 30, 2018 and December 31, 2017:

	9/30/2018	12/31/2017
Furniture and Equipment	$22,300	$22,300
Vehicles	35,250	35,250
Leasehold Improvements	107,573	—
Accumulated Depreciation	(36,928)	(7,896)
Net Fixed Assets	$128,195	$49,654

Revenue Recognition

Revenue is measured based on the amount of consideration that we expect to receive, reduced by estimates for return allowances, promotional discounts, and rebates. Revenue also excludes any amounts collected on behalf of third parties, including sales and indirect taxes. In arrangements where we have multiple performance obligations, the transaction price is allocated to each performance obligation using the relative stand-alone selling price. We generally determine stand-alone selling prices based on the prices charged to customers or using expected cost plus a margin. We offer consumer products through our online sales. Revenue is recognized when control of the goods is transferred to the customer, which generally occurs upon our delivery to the carrier or the customer. Product is considered delivered to the customer once it has been shipped and title, risk of loss and rewards of ownership have been transferred. For most of the Company’s product sales, these criteria are met at the time the product is shipped. For online sales to individuals, for some and for certain other sales, the Company defers revenue until the customer receives the product because the Company retains a portion of the risk of loss on these sales during transit.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with GAAP. For certain of our financial instruments, including cash, accounts payable, and the short-term portion of long-term debt, the carrying amounts approximate fair value due to their short maturities.

Stock Based Compensation

The Company follows ASC 718-10, Stock Compensation, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions).

Earnings Per Share

Basic earnings per share amounts are calculated based on the weighted average number of shares of common stock outstanding during each period. Diluted earnings per share is based on the weighted average numbers of shares of common stock outstanding for the periods. There are no potentially dilutive shares outstanding at September 30, 2018 and December 31, 2017.

F-7

Index

 Smoke Cartel, Inc.

Notes to condensed financial statements

(unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Impairment Assessment

The Company evaluates intangible assets and long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. This includes but is not limited to significant adverse changes in business climate, market conditions, or other events that indicate an asset's carrying amount may not be recoverable. Recoverability of these assets is measured by comparison of the carrying amount of each asset to the future undiscounted cash flows the asset is expected to generate. If the undiscounted cash flows used in the test for recoverability are less than the carrying amount of these assets, the carrying amount of such assets is reduced to fair value. The Company evaluates and tests the recoverability of its goodwill for impairment at least annually during its fourth quarter of each year or more often if and when circumstances indicate that goodwill may not be recoverable. There was no impairment of intangible assets, long-lived assets or goodwill during years ended September 30, 2018 and December 31, 2017.

Income Taxes

The Company accounts for income taxes under standards issued by the FASB. Under those standards, deferred tax assets and liabilities are recognized for future tax benefits or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be realized through future operations.

Prior to the acquisition on July 14, 2017, Smoke Cartel operated as a D.B.A. of Thread Cartel LLC. As an LLC, tax liabilities through July 14, 2017 passed through to the members of Thread Cartel LLC.

Valuation of Business Combinations and Acquisition of Intangible Assets

The Company records intangible assets acquired in business combinations and acquisitions of intangible assets under the purchase method of accounting. The Company accounts for acquisitions in accordance with FASB ASC Topic 805, Business Combinations. Amounts paid for each acquisition are allocated to the assets acquired and liabilities assumed based on their fair values at the dates of acquisition. The Company then allocates the purchase price in excess of the fair value of the net tangible assets acquired to identifiable intangible assets, including purchased intangibles based on detailed valuations that use information and assumptions provided by management. The Company allocates any excess purchase price over the fair value of the net tangible and intangible assets acquired to goodwill.

The Company has booked provisional amounts for intangible assets acquired as part of to the acquisition of Roll-Uh- Bowl. Such provisional amounts will be subject to subsequent re-measurement throughout the measurement period.

Business Combinations

The Company uses its best estimates and assumptions to accurately assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. The Company’s estimates are inherently uncertain and subject to refinement. During the measurement period, which may be up to one year from the acquisition date, the Company may record adjustments to the fair value of these tangible and intangible assets acquired and liabilities assumed, with the corresponding offset to goodwill. The Company continues to collect information and reevaluates these estimates and assumptions quarterly and records any adjustments to the Company’s preliminary estimates to goodwill provided that the Company is within the measurement period. Upon the conclusion of the measurement period or final determination of the fair value of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the Company’s consolidated statements of operations.

F-8

Index

Smoke Cartel, Inc.

Notes to condensed financial statements

(unaudited)

Recent Accounting Pronouncements

On January 1, 2018, we adopted the new accounting standard ASC 606, (Topic 606), Revenue from Contracts with Customers and all the related amendments (“new revenue standard”) using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. Through our evaluation of the impact of this ASC, we have determined there is no impact to our financial statements resulting from the adoption of Topic 606 as the timing and measurement of revenue remained consistent with Topic 605, although our approach to revenue recognition is now based on the transfer of control. Further, there is no difference in the amounts of the revenue and cost of sales reported in our income statement for the quarter ending March 31, 2018 that were recognized pursuant to Topic 606 and those that would have been reported pursuant to Topic 605.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (“ROU”) mode that requires a lessee to record a ROU asset and a lease liability on the consolidated balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the consolidated income statement. ASU 2016-02 is effective for annual periods beginning after December 15, 2018, including interim periods within those annual periods, with early adoption permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the potential impact of the adoption of this standard.

NOTE 2– LEASE COMMITMENTS

During 2018 and 2017, the Company had lease commitments for office and warehouse space under lease terms that ranged from three to six years. On January 15, 2018, the Company relocated and leased office and warehouse space to their current location of 1313 Rogers St.

Future minimum lease payments consist of the following:

Year	Annual
2019	$187,416
2020	$193,031
2021	$198,824
2022	$204,786
2023	$210,927
Thereafter	$108,365
TOTAL	$1,103,349

NOTE 3– CAPITAL STOCK

The Company's authorized capital is 380,000,000 common shares with a par value of $0.0001 per share.

During the first quarter of 2018, the Company issued 75,000 shares of common stock for $75,000. During the second quarter of 2018, the Company issued 75,000 shares of common stock in exchange for investor relation services.

During the third quarter of 2018, the Company issued a stock warrant to an existing shareholder. The shareholder is entitled to purchase 75,000 shares of Common Stock at an exercise price equal to $1.00 per share. The fair value of the shares was calculated using the Black-Scholes option pricing model and is reflected as an expense in professional fees for $36,853.

During the third quarter the Company issued additional 1,410,145 shares of common stock related to the asset purchase of Roll Uh Bowl. Additionally, 16,054 shares were issued to participants through our agreement with Start Engine associated with our crowd funding agreement. We committed an additional, 38,212 for Q4 2018 under this same arrangement, contingent on final disbursement from Start Engine.

F-9

Index

 Smoke Cartel, Inc.

Notes to condensed financial statements

(unaudited)

NOTE 4 - RELATED PARTY TRANSACTIONS

In August 2016, the Company borrowed $150,000 from a related party as evidenced by a promissory note. On August 14, 2017, the Company issued 150,000 shares of its common stock to the related party in full payment and satisfaction of the promissory note.

In July 2018, Hendricks Commercial Properties, LLC lease transferred to 2G Realty, LLC; Sean Geng holds 50% ownership in 2G Realty, LLC. The terms of the rent did not change in the transfer and represent the fair market value for the leased property. No payments were made in the second quarter to 2G Realty, LLC.

In June 2018 the Company made a payment of $25,000 to PacificShore Ventures Inc., a shareholder of the Company, as a placement fee for the $500,000 loan from a third-party lender.

NOTE 5 – LOANS PAYABLE

Loans payable consist of the following:

	September 30, 2018	December 31, 2017

Installment loan payable with interest at 5.1%; monthly payments of $257; due April, 2023; collateralized by a vehicle	$12,774	$14,364

Installment loan payable with interest at 12.99%; monthly payments of $13,396; due December 2018; personally, guaranteed by a shareholder	39,336	150,000

Installment loan payable with interest at 28.95%; weekly payments of $6,346.15; due June 2020; personally, guaranteed by substantially all the assets of the Company	436,463	—
	488,573	164,364
Less: current portion	(254,865)	(146,435)
Less: unamortized debt issuance costs	(22,329)	(5,985)
Long-term portion of notes payable	$211,379	$11,994

NOTE 6– ACQUISITION

On September 21, 2018, Smoke Cartel, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Kushco Holdings, Inc., a Nevada corporation (the “Seller”). The transactions contemplated by the Purchase Agreement closed on September 21, 2018 (the “Closing Date”). On the Closing Date, pursuant to the Purchase Agreement, the Company acquired all the assets (the “Assets”) and assumed none of the liabilities related to Seller and its line of business. The Assets the Company purchased from Seller included:

1)	Inventory of products as described in the Purchase Agreement;
2)	All machinery, tools, jigs, supplies, consumables, molds and the designs of such molds held by third party manufacturers on behalf of Seller with respect to the products listed in the Purchase Agreement;
3)	Certain intellectual property as listed in the Purchase Agreement;
4)	Goodwill of the business conducted by Seller; and
5)	Copies of all customer lists, supplier lists, quality control records, customer complaint records and sales materials and records relating to the products listed in the Purchase Agreement.

F-10

Index

 Smoke Cartel, Inc.

Notes to condensed financial statements

(unaudited)

In exchange for the purchased interests, the Company issued 1,410,145 shares of the Company’s common stock to the Seller. The share price was valued at $1.27. In accordance with ASC 805 the Company recorded the following transactions.

Shares per agreement	1,410,145
Closing price per share	1.27
Asset Purchase Price	$1,790,884

The assets acquired included:

Inventory	$192,173
Patents and Intellectual Property	$26,500

The transaction resulted in a provisional recognition of Goodwill of $1,572,211. These amounts are subject to measurement period adjustments as more information becomes available to the entity.

NOTE 7 - REGULATION CF OFFERING

On August, 8, 2018, the Company filed a Form C with the SEC to conduct a Regulation CF Offering. The Crowdfunding offering was being conducted through the intermediary portal, StartEngine.com.

Smoke Cartel conducted the offering pursuant to Section 4(a)(6) of the Securities Act and is offered stock in the Company at $1.50 per share. The maximum offering was 713,330 shares of common stock valued at $1,069,995 and the minimum offering was 6,666 shares valued at $9,999. The minimum investor price per investor was $100.50 and the maximum per investor was $102,000. The offering was available for 90 days and ended on November 6, 2018.

The final number of shares of the Company’s common stock will be issued through StartEngine after the final funds have been disbursed.

NOTE 8 – EQUITY TRANSACTION

The Company has issued a stock warrant to an existing shareholder. The shareholder is entitled to purchase 75,000 shares of Common Stock at an exercise price equal to $1.00 per share. The fair value of the shares was calculated using the Black-Scholes valuation and is reflected as an expense in professional fees for $36,853.

NOTE 9 – SUBSEQUENT EVENT (modifications TO EXISTING FINANCIAL ARRANGEMENTS)

A second disbursement was received from the StartEngine Regulation CF campaign on October 29, 2018 for $65,703.67. The Company is still awaiting the final disbursement subsequent to the closing of the capital raise

On November 13, 2018, the Company entered an investment agreement with Tangiers Global, LLC or a Fixed Funding Commitment which will provide the Company with an equity investment of up to $5 million. The funding is contingent upon the Company filing an S-1 registration statement with the Securities and Exchange Commission, and having the Commission deem the registration effective. Concurrent with execution of the investment agreement, Smoke Cartel also entered into a bridge loan facility with a face value of $610,000 pursuant to which it issued a 10% fixed price convertible promissory note. Proceeds of both the bridge loan and equity facilities may be used for working capital purposes and to pursue other strategic opportunities.

F-11

Index

HANCOCK ASKEW & CO LLP

ACCOUNTANTS & ADVISORS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Smoke Cartel, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Smoke Cartel, Inc. (the Company) as of December 31, 2017 and 2016, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2017.

Savannah, Georgia
April 13, 2018

Savannah │ 912-234-8243 │100 Riverview Drive │ Savannah, GA 31404

Atlanta│ 770-246-0793 │275 Scientific Drive│ Suite 2500 │ Norcross, GA 30092

Miami│ 877-550-8243 │325 Almeria Avenue│ Coral Gables, FL 33134

www.HancockAskew.com

F-12

Index

Smoke Cartel, Inc.
Balance Sheets

December 31, 2017 and 2016

	December 31, 2017	December 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$661,131	$307,309
Inventories	926,502	872,010
Prepaid expenses	340	3,953
Total current assets	1,587,973	1,183,272
Fixed assets, net	49,654	11,958
Intangible assets	22,779	—
Goodwill	71,898	—
Total assets	$1,732,304	$1,195,230
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$317,454	$45,551
Income taxes payable	102,622	—
Due to related parties	—	150,000
Current portion of loans payable	146,435	—
Total current liabilities	566,511	195,551

Loans payable	11,944	—
Deferred tax liability	3,692	—
Total liabilities	582,147	195,551
Stockholders' equity
Common stock; $0.0001 par value; 380,000,000 shares authorized; 20,200,006 and 18,999,601 shares issued and outstanding as of December 31, 2017 and December 31, 2016, respectively.	2,020	1,900
Additional paid-in capital	209,880	—
Retained earnings	938,257	997,779
Total stockholders' equity	1,150,157	999,679

Total liabilities and stockholders' equity	$1,732,304	$1,195,230

The accompanying notes are an integral part of these financial statements

F-13

Index

Smoke Cartel, Inc.

Statements of Operations

For the years ended December 31, 2017, and 2016

	12 Months Ended December 31
	2017	2016

Sales	$5,895,040	$4,735,441

Cost of Sales	2,292,628	1,803,181

Gross profit	3,602,412	2,932,260
Operating expenses
General and administrative expenses	788,650	587,767
Advertising and promotion	349,081	303,661
Payroll and related expenses	1,207,120	787,568
Shipping expenses	751,494	635,943
Officer compensation	177,826	94,487
Professional fees	111,928	24,807
Rent expenses	175,275	99,813
Total operating expenses	3,561,374	2,534,046

Income from operations	41,038	398,214
Other income (expense)
Other income	6,271	3,833
Interest expense	(517)	—

Income before income taxes	46,792	402,047

Provision for income taxes	106,314	—
Net (loss) income	$(59,522)	$402,047

Basic and diluted weighted average common shares outstanding	19,499,770	18,999,601
Basic and diluted earnings per share	$(0.00)	$0.02

The accompanying notes are an integral part of these financial statements

F-14

Index

Smoke Cartel, Inc.

Statements of Changes in Equity

For the years ended December 31, 2017, and 2016

	Shares	Amount	Additional Paid In Capital	Retained Earnings	Total Stockholders' Equity
Balance January 1, 2016	18,999,601	$1,900	$—	$595,732	$597,632
Net income	—	—	—	402,047	402,047
Balance December 31, 2016	18,999,601	1,900	—	997,779	999,679
Stockholder contributions	—	—	10,000	—	10,000
Recapitalization	1,000,405	100	(100)	—	—
Common stock issued for acquisition of Early Bird	50,000	5	49,995	—	50,000
Common stock issued to settle related party note payable	150,000	15	149,985	—	150,000
Net loss	—	—	—	(59,522)	(59,522)
Balance December 31, 2017	20,200,006	$2,020	$209,880	$938,257	$1,150,157

The accompanying notes are an integral part of these financial statements

F-15

Index

Smoke Cartel, Inc.

Statements of Cash flows

For the years ended December 31, 2017, and 2016

	2017	2016
Cash Flows from Operating Activities
Net (loss) Income	$(59,522)	$402,047
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	5,504	2,391
Deferred taxes	3,692	—
Changes in assets and liabilities
Inventories	31,715	(365,244)
Prepaid expenses	3,953	14,581
Accounts payable and accrued expenses	183,379	36,421
Income taxes payable	102,622	—
Net cash provided by operating activities	271,343	90,196
Investing Activities
Fixed assets	(25,900)	(5,000)
Acquisition of Early Bird Distribution	(60,000)	—
Net cash used for investing activities	(85,900)	(5,000)
Cash Flows from Financing Activities
Stockholder contributions	10,000	—
Proceeds from related party debt	—	150,000
Proceeds from loans payable	159,915	—
Payments on loans payable	(1,536)	—
Net cash provided by financing activities	168,379	150,000
Net increase in cash	353,822	235,196
Cash, beginning of period	307,309	72,113
Cash, end of period	$661,131	$307,309

Supplemental disclosure of cash flow information
Cash paid for interest	$394	$—
Non-Cash investing and financing transactions
Common stock issued to settle related party note payable	$150,000	$—
Financing of debt issuance costs	$5,985	$—

The accompanying notes are an integral part of these financial statements

F-16

Index

Smoke Cartel, Inc.
Notes to financial statements

December 31, 2017

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Change of Business

Lemont Inc. (“Lemont”) was formed on August 15, 2014 and was engaged in the business of investment activities of spot gold and silver trading. On July 14, 2017, Lemont entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Thread Cartel LLC., a privately held limited liability company incorporated under the laws of Georgia (“Smoke Cartel”), and the members of Smoke Cartel. As a result of the transaction (the “Exchange”), Smoke Cartel became our wholly-owned subsidiary. In accordance with the terms of the Purchase Agreement, at the closing an aggregate of 18,999,601 shares of our common stock were issued to the holders of Smoke Cartel in exchange for their membership interests of Smoke Cartel.

For accounting purposes, this is a reverse acquisition with Smoke Cartel (the “Company”) being the accounting acquirer of Lemont. For legal purposes, Lemont issued shares to the Smoke Cartel shareholders followed by a merger and recapitalization of Lemont.

Also on July 14, 2017, we entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”) with a company controlled by our prior officer and director, Wanjun Xie. Pursuant to the Conveyance Agreement, we transferred all assets and business operations associated with spot gold and silver trading to Mr. Xie’s company. In exchange, Mr. Xie agreed to cancel 323,300 shares in our company and to assume and cancel all liabilities relating to our former business. As a result of the Purchase Agreement and Conveyance Agreement, we were no longer pursuing our former business plan. Under the direction of our newly appointed officers and directors, we are now an online retailer in the smoking accessories business. Effective August 29, 2017, the Company’s name and trading symbol was changed to Smoke Cartel, Inc. (SMKC).

The Company has established a fiscal year end of December 31.

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates include but are not limited to the estimated useful lives of equipment for purposes of depreciation and the valuation of common shares issued for services, equipment and the liquidation of liabilities.

Cash and Equivalents

Cash and equivalents include investments with initial maturities of three months or less.

Concentration of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, are cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of FDIC insurance limits.

F-17

Index

Smoke Cartel, Inc.
Notes to financial statements

December 31, 2017

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Accounts receivable

Accounts receivable represents trade obligations from customers that are subject to normal trade collection terms, without discounts. The Company periodically evaluates the collectability of its accounts receivable and considers the need to adjust an allowance for doubtful accounts based upon historical collection experience and specific customer information. Actual amounts could vary from the recorded estimates. We have determined that as of December 31, 2017 and 2016, no allowance was required. The majority of sales transactions are paid by the customer with a credit card and are generally collected at the time that revenue is recorded.

Inventories

Inventory consists primarily of merchandise for sale and packaging materials and is valued at the lower of cost or market. Cost is determined using the weighted average method and average cost is recomputed after each inventory purchase or sale. Inventory is periodically reviewed in order to identify obsolete or damaged inventory and impaired values.

Property and Equipment

Property and equipment is recorded at cost and depreciated or amortized using the straight-line method over the estimated useful life of the asset. The estimated useful life by asset description is noted in the following table:

Asset Description	Estimated Useful life (Years)
Furniture and Equipment	3-5
Vehicles	5

Additions are capitalized, and maintenance and repairs are charged to expense as incurred. Gains and losses on dispositions of equipment are reflected in other income.

Fixed assets consist of the following at December 31, 2017 and 2016:

	2017	2016
Furniture and Equipment	$22,300	$5,000
Vehicles	35,250	9,349
Accumulated Depreciation	(7,896)	(2,391)
Net Fixed Assets	$49,654	$11,958

F-18

Index

Smoke Cartel, Inc.
Notes to financial statements

December 31, 2017

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Revenue Recognition

Net sales consist primarily of revenue from sale of merchandise and accessories. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collection is probable. Product is considered delivered to the customer once it has been shipped and title, risk of loss and rewards of ownership have been transferred. For most of the Company’s product sales, these criteria are met at the time the product is shipped. For online sales to individuals, for some and for certain other sales, the Company defers revenue until the customer receives the product because the Company retains a portion of the risk of loss on these sales during transit.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with GAAP. For certain of our financial instruments, including cash, accounts payable, and the short-term portion of long-term debt, the carrying amounts approximate fair value due to their short maturities.

Stock Based Compensation

The Company follows ASC 718-10, Stock Compensation, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions).

Earnings Per Share

Basic earnings per share amounts are calculated based on the weighted average number of shares of common stock outstanding during each period. Diluted earnings per share is based on the weighted average numbers of shares of common stock outstanding for the periods. There are no potentially dilutive shares outstanding at December 31, 2017 and 2016.

Impairment Assessment

The Company evaluates intangible assets and long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. This includes but is not limited to significant adverse changes in business climate, market conditions, or other events that indicate an asset's carrying amount may not be recoverable. Recoverability of these assets is measured by comparison of the carrying amount of each asset to the future undiscounted cash flows the asset is expected to generate. If the undiscounted cash flows used in the test for recoverability are less than the carrying amount of these assets, the carrying amount of such assets is reduced to fair value. The Company evaluates and tests the recoverability of its goodwill for impairment at least annually during its fourth quarter of each year or more often if and when circumstances indicate that goodwill may not be recoverable. There was no impairment of intangible assets, long-lived assets or goodwill during years ended December 31, 2017 and 2016.

F-19

Index

Smoke Cartel, Inc.
Notes to financial statements

December 31, 2017

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

 Income Taxes

The Company accounts for income taxes under standards issued by the FASB. Under those standards, deferred tax assets and liabilities are recognized for future tax benefits or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be realized through future operations.

Prior to the acquisition on July 14, 2017, Smoke Cartel operated as a D.B.A. of Thread Cartel LLC. As an LLC, tax liabilities through July 14, 2017 passed through to the members of Thread Cartel LLC.

Recent Accounting Pronouncements

 In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers. The ASU is a comprehensive new revenue recognition model that requires a company to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, the ASU has expanded disclosure requirements regarding revenue. In August 2015, the FASB issued ASU 2015-14, which deferred the effective date of the ASU to fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted for fiscal years beginning after December 15, 2016.

Through our evaluation of the impact of this ASU, we have identified certain changes that are expected to be made to our accounting policies, practices, systems and controls including, revenue related to our online sales and the timing in which we satisfy our performance obligation to the customer, presentation of estimated merchandise returns as both an asset, equal to the inventory value, net of processing costs, and corresponding return liability, as opposed to an estimated net return liability, and recording the transaction price on consideration received for our drop shipping and fulfillment services. We plan to adopt this ASU under the modified retrospective approach beginning in the first quarter of 2018, with a cumulative adjustment to opening retained earnings as opposed to retrospectively adjusting prior periods. Based on our progress to date, we do not anticipate adoption to have a material impact to our consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the consolidated balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the consolidated income statement. ASU 2016-02 is effective for annual periods beginning after December 15, 2018, including interim periods within those annual periods, with early adoption permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the potential impact of the adoption of this standard.

NOTE 2– LEASE commitments

During 2017 and 2016, the Company had lease commitments for office and warehouse space under lease terms that ranged from three to five years. On January 15, 2018, the Company re-located and leased office and warehouse space in Savannah, Georgia for a term of five years at a total cost for the three years of $968,364. The Company has negotiated a settlement of its prior lease agreements or has sub-leased the property. The Company also leases warehouse space in California on a month to month basis. Total rent expense under these leases totaled approximately $175,000 and $100,000 in 2017 and 2016, respectively.

F-20

Index

Smoke Cartel, Inc.
Notes to financial statements

December 31, 2017

Future minimum lease payments consist of the following:

Year	Annual
2018	$167,200
2019	$187,416
2020	$193,031
2021	$198,824
2022	$204,786
Thereafter	$17,107
TOTAL	$968,364

NOTE 3– CAPITAL STOCK

The Company's authorized capital is 380,000,000 common shares with a par value of $0.0001 per share.

As of December 31, 2017, the Company has not granted any stock options. During 2017, the Company issued 18,999,601 shares of common stock to the holders of Smoke Cartel, 150,000 shares of common stock in satisfaction of a note payable, and 50,000 shares in conjunction with the Early Bird acquisition.

NOTE 4 - RELATED PARTY TRANSACTIONS

In August 2016, the Company borrowed $150,000 from a related party as evidenced by a promissory note. On August 14, 2017, the Company issued 150,000 shares of its common stock to the related party in full payment and satisfaction of the promissory note.

NOTE 5 – LOANS PAYABLE

Loans payable consist of the following:

	December 31, 2017	December 31, 2016

Installment loan payable with interest at 5.1%; monthly payments of $257; due April, 2023; collateralized by a vehicle	$14,364	$—

Installment loan payable with interest at 12.99%; monthly payments of $13,396; due December 2018; personally guaranteed by a shareholder	150,000	—
	164,364	—
Less: current portion	(146,435)	—
Less: unamortized debt issuance costs	(5,985)	—
	$11,944	$—

F-21

Index

Smoke Cartel, Inc.
Notes to financial statements

December 31, 2017

NOTE 6 – INCOME TAXES

Prior to the acquisition on July 14, 2017, Smoke Cartel operated as a D.B.A. of Thread Cartel LLC. As an LLC, tax liabilities through July 14, 2017 passed through to the members of Thread Cartel LLC. The provision for income taxes from the period July 15, 2017 to December 31, 2017 is based on the pre-tax income generated by the Company during that period.

The components of the provision for income taxes is as follows:

July 15, 2017 to December 31, 2017

Current:
Federal	$85,833
State	16,789
102,622
Deferred	3,692
Total	$106,314

A reconciliation of the provision for income taxes compared to statutory rates is as follows:

	July 15, 2017 to December 31, 2017
	Amount	%
Federal provision at statutory rates	96,170	33.29%
State income tax, net of federal benefit	11,564	4.00%
Other	(1,420)	-0.49%

Total	106,314	36.80%

Components of deferred taxes are:

December 31, 2017

Deferred tax liabilities:
Depreciation timing difference	$3,692

Gross net deferred tax liability	$3,692

F-22

Index

Smoke Cartel, Inc.
Notes to financial statements

December 31, 2017

NOTE 7– acquisition

On November 6, 2017, the Company entered into a Membership Interest Purchase Agreement (the “Agreement”) with Early Bird Distribution, LLC, a privately held limited liability company incorporated under the laws of California (“Early Bird”), and the members of Early Bird. As a result of the transaction, Early Bird became a wholly-owned subsidiary of the Company. The total consideration paid was $196,207 and consisted of the following in accordance with the terms of the Purchase Agreement:

1)	The Company agreed to pay the minority member of Early Bird $60,000, payable with an initial deposit of $10,000 within 5 days of execution and the balance due at closing;
2)	The Company agreed to issue to the majority member of Early Bird, Robert Ingram, 50,000 shares of the Company’s common stock, valued at $50,000; and
3)	The Company agreed to purchase $86,207 of inventory of Early Bird, payable to the majority member, at original cost within one year from closing.

Each of the Company, Early Bird and the shareholders of Early Bird provided customary representations and warranties, pre-closing covenants and closing conditions in the Agreement.

Further under the Agreement, the Company agreed to enter into an employment agreement with Robert Ingram to serve as Director of Product Development. The agreement grants Mr. Ingram an annual base salary of $72,000, cash and equity bonuses upon the achievement of milestones, health and benefits and severance for termination without cause. In connection with the Purchase Agreement, Mr. Ingram agreed to certain restrictive covenants including certain non-compete and non-solicitation provisions under a business protection agreement that he signed with the Company.

Management believe that the acquisition of Early Bird Distribution is a strategy to increase its market share in wholesale customers.

The acquisition consideration is as follows:

Cash	$60,000
Payable for inventory acquired	86,207
Fair value of Smoke Cartel, Inc. Common Stock	50,000
$196,207

The fair value of consideration is allocated as follows:

Inventory	$86,207
Molds	17,300
Artwork	22,779
Net liabilities assumed	(1,977)
Goodwill recognized	71,898
$196,207

Intangible assets (Artwork) will be amortized over its expected useful life of 5 years This was put to use in January 1, 2018 and amortization will start by that date.

 note 8– subsequent event

On March 7, 2018 the company issued 75,000 shares of common stock to Trillium Partners LP in exchange for cash investment of $75,000.

F-23

Index

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of  forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which refer to future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Results of Operations for the Years Ended December 31, 2017 and 2016

Revenues

We generated $5,895,040 in revenues for the year ended December 31, 2017, as compared with $4,735,441 for the same period ended 2016.

Our cost of sales was $2,292,628 for the year ended December 31, 2017, as compared with $2,932,260 for the same period ended 2016.

Our revenues increased for the year ended December 31, 2017 as compared to the prior year as a result of the following factors. Our fiscal year ended 2017 was a very friendly year for cannabis legalization, with many states first-use provisions going into effect in December 2016 or early 2017 (Nevada, Massachusetts, Maine). In addition, we invested heavily into advertising and promotions in 2016 to prepare for future growth. We experienced natural returning customer growth, as well as advertising and increased trade show and social media presence.

Gross profit for the year ended December 31, 2017 was $3,602,412, as compared with gross profit of $2,932,260 for the year ended December 31, 2016. Our gross margin increased in 2017 as a result of increased revenues and consistent margins. We spent more capital getting set up for future success, as it is costly to put scalable structures and systems into place. In 2016, we invested heavily into one-time costs like equipment, product design, and traditional advertising campaigns.

Operating Expenses

Operating expenses increased to $3,561,374 for the year ended December 31, 2017 from $2,534,046 for the year ended December 31, 2016. The detail by major category is reflected in the table below.

	Years Ended December 31
	2017	2016

General and administrative expenses	$788,650	$587,767
Advertising and promotion	349,081	303,661
Payroll and related expenses	1,207,120	787,568
Shipping expenses	751,494	635,943
Officer compensation	177,826	94,487
Professional fees	111,928	24,807
Rent expenses	175,275	99,813

Total Operating Expense	$3,561,374	$2,534,046

The main reasons for the overall increase in operating expenses in 2017 are payroll and related expenses as a result of our growth and additional personnel needed to run our business.

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Net Loss

We finished the year ended December 31, 2017 with a loss of approximately $59,522, as compared to income of approximately $402,047 during the year ended December 31, 2016. The reasons for specific components are discussed above.

Results of Operations for the Three and Nine Months Ended September 30, 2018 and 2017

Revenues

We generated $804,388 in revenues for the three months ended September 30, 2018, as compared with $1,324,357 for the same period ended 2017. We generated $3,097,803 in revenues for the nine months ended September 30, 2018, as compared with $4,163,970 for the same period ended 2017.

Our cost of sales was $279,360 for the three month ended September 30, 2018, as compared with $500,943 for the same period ended 2017. Our cost of sales was $1,085,066 for the nine months ended September 30, 2018, as compared with $1,807,263 for the same period ended 2017.

Our revenues decreased for the three and nine months ended September 30, 2018 as compared to the prior year periods. We spent operational money on taking our company public, which hindered our ability to invest into the company via sellable goods and services. In addition, a google core update affected our main revenue stream in August onwards. We believe doing so has set us up for future success, similar to how we set up 2017 in 2016 by spending more on operational systems to sustain growth in the future.

Gross profit for the three months ended September 30, 2018 was $525,028, as compared with gross profit of $823,414 for the three months ended September 30, 2017. Gross profit for the nine months ended September 30, 2018 was $2,012,737, as compared with gross profit of $2,356,707 for the nine months ended September 30, 2017.

Despite having less revenues in 2018 over 2017, our gross profit margin increased in 2018 as a result of less in cost of sales. We have been continuously working on our product design and product manufacturing relationships to be able to bring the best product at the greatest price to ourselves and our end consumer. We have been reducing extraneous suppliers and focusing on our better relationships to ensure a strong supply chain. We also reduced extraneous staff and streamlined processes to improve workflow and reduce overhead.

Operating Expenses

Operating expenses increased to approximately $3,063,594 for the nine months ended September 30, 2018 from approximately $2,571,617 for the nine months ended September 30, 2017. The detail by major category is reflected in the table below.

	Nine Months Ended September 30,
	2018	2017

General and administrative expenses	$573,754	$572,748
Advertising and promotion	241,472	266,822
Payroll and related expenses	1,097,747	825,962
Shipping expenses	441,592	525,623
Officer compensation	133,019	177,826
Professional fees	354,267	68,361
Rent expenses	221,743	134,275

Total Operating Expense	$3,063,594	$2,571,617

The main reasons for the overall increase in operating expenses in 2018 are payroll and related expenses as a result of our growth and additional personnel needed to run our business.

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Net Loss

We finished for the nine months ended September 30, 2018 with a loss of approximately $808,800, as compared to a loss of approximately $210,030 during the nine months ended September 30, 2017. The reasons for specific components are discussed above.

Liquidity and Capital Resources

As of September 30, 2018, we had total current assets of approximately $1,295,491, compared with current liabilities of approximately $486,087, resulting in working capital of approximately $809,404.

Operating activities used $955,015 in cash for the nine months ended September 30, 2018, as compared with $143,882 for same period ended 2017. Our net loss of $808,800 was the main component of our negative operating cash flow, along with deferred taxes of $250,353 and changes in accounts payable and accrued expenses of $188,854.

Investing activities used $107,574 in cash for the nine months ended September 30, 2018, as compared with $25,901 for the same period ended 2017. Both periods relate to the purchase of fixed assets.

Cash flows provided by financing activities for the nine months ended September 30, 2018 amounted to $459,597, as compared with $24,947 for the same period ended 2017. Cash flows for the nine months ended September 30, 2018 mainly consisted of $491,335 in proceeds from loans payable and $156,221 in proceeds from the sale of our common stock, offset mainly by payments on loans payable of $162,959.

On November 13, 2018, we entered an investment agreement with Tangiers Global, LLC for a Fixed Funding Commitment which will provide us with an equity investment of up to $5 million. The funding is contingent upon us filing an S-1 registration statement with the Securities and Exchange Commission, and having the Commission deem the registration effective. Concurrent with execution of the investment agreement, we also entered into a bridge loan facility with a face value of up to $610,000, with an initial principal amount of $160,000, pursuant to which we issued a 10% fixed price convertible promissory note. Proceeds of both the bridge loan and equity facilities may be used for working capital purposes and to pursue other strategic opportunities.

We do not anticipate the need to raise additional capital beyond that in this offering in the short or long term for operating purposes or to fund our growth plans. We are focused on growing our revenue, channels and partner network. However, as a company in a market that is active with merger and acquisition activity, we may have opportunities, such as for acquisitions or strategic partner relationships, which may require additional capital. We will assess these opportunities as they arise with the view of maximizing shareholder value.

Off Balance Sheet Arrangements

The Company is headquartered at 1313 Rogers St. Savannah, GA 31415. The lease on this property is currently $15,200 per month. In July of 2018, Chief Technology Officer and Director, Sean Geng, along with his business partner purchased the property located at 1313 Rogers St. The lease agreement extends to June of 2024.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We evaluate our estimates on an on-going basis, including those related to revenue recognition, accounts receivable reserves, inventory and related reserves, valuations and purchase price allocations related to business combinations, expected cash flows used to evaluate the recoverability of long-lived assets, estimated fair values of long-lived assets used to record impairment charges related to intangible assets and goodwill, amortization periods, accrued expenses, stock-based compensation, contingent liabilities, and recoverability of our net deferred tax assets and any related valuation allowance. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements.

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Inventory

Our inventories consist primarily of merchandise for sale and packaging materials and are stated at the lower of cost or market. Cost is determined using the weighted average method and average cost is recomputed after each inventory purchase or sale. As a designer and manufacturer of products for the cannabis industry, we may be exposed to a number of economic and industry factors that could result in portions of our inventory becoming obsolete or in excess of anticipated usage. These factors include, but are not limited to, our ability to meet changing customer requirements, competitive pressures on products and prices, reliability and replacement of and the availability of products from our suppliers. Our policy is to establish inventory reserves when conditions exist that suggest that our inventory may be in excess of anticipated demand or is obsolete. We regularly evaluate our ability to realize the value of our inventory based on a combination of factors including the following: forecasted sales or usage, product end of life dates, estimated current and future market values and new product introductions. Assumptions used in determining our estimates of future product demand may prove to be incorrect, in which case the provision required for excess and obsolete inventory would have to be adjusted in the future. If inventory is determined to be overvalued, we would be required to recognize such costs as cost of goods sold at the time of such determination. When recorded, our reserves are intended to reduce the carrying value of our inventory to its net realizable value.

Provisions for excess or obsolete inventory are primarily based on our estimates of forecasted net sales. A significant change in the timing or level of demand for our products as compared to forecasted amounts may result in recording additional provisions for excess inventory in the future. We record provisions for excess or obsolete inventory as cost of sales.

Valuation of Business Combinations and Goodwill and Intangible Assets

We record tangible and intangible assets acquired and liabilities assumed in business combinations under the purchase method of accounting. Amounts paid are allocated to the assets acquired and liabilities assumed based on their fair values at the date of acquisition. We then allocate the purchase price in excess of net tangible assets acquired to identifiable intangible assets based on detailed valuations that use information and assumptions provided by management. We allocate any excess purchase price over the fair value of the net tangible and intangible assets acquired and liabilities assumed to goodwill.

Goodwill and intangible assets that have indefinite useful lives are not amortized but are evaluated for impairment annually or whenever events or changes in circumstances indicate that the carrying value may not be recoverable. We amortize our intangible assets that have finite lives using the straight-line method. Amortization is recorded over the estimated useful lives. We review intangible assets subject to amortization quarterly to determine if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment or a change in the remaining useful life. Conditions that would

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indicate impairment and trigger a more frequent impairment assessment include, but are not limited to, a significant adverse change in legal factors or business climate that could affect the value of an asset, or an adverse action or assessment by a regulator. If the carrying value of an asset exceeds its undiscounted cash flows, we will write-down the carrying value of the intangible asset to its fair value in the period identified. We generally calculate fair value as the present value of estimated future cash flows to be generated by the asset using a risk-adjusted discount rate. If the estimate of an intangible asset remaining useful life is changed, we will amortize the remaining carrying value of the intangible asset prospectively over the revised remaining useful life.

The impairment testing process is subjective and requires judgment at many points throughout the analysis. If these estimates or their related assumptions change in the future, we may be required to record impairment charges for these assets not previously recorded. Any loss resulting from an impairment test would be reflected in operating income in our consolidated statements of operations.

Valuation of Long-Lived Assets, Including Finite-Lived Intangibles.

In accordance with FASB ASC Topic 360, Property, Plant, and Equipment, we perform an impairment test for finite-lived intangible assets and other long-lived assets, such as property and equipment, whenever events or changes in circumstances indicate that we may not recover the carrying value of such assets.

Revenue Recognition

Revenue is measured based on the amount of consideration that we expect to receive, reduced by estimates for return allowances, promotional discounts, and rebates. Revenue also excludes any amounts collected on behalf of third parties, including sales and indirect taxes. In arrangements where we have multiple performance obligations, the transaction price is allocated to each performance obligation using the relative stand-alone selling price. We generally determine stand-alone selling prices based on the prices charged to customers or using expected cost plus a margin. We offer consumer products through our online sales. Revenue is recognized when control of the goods is transferred to the customer, which generally occurs upon our delivery to the carrier or the customer. Product is considered delivered to the customer once it has been shipped and title, risk of loss and rewards of ownership have been transferred. For most of the Company’s product sales, these criteria are met at the time the product is shipped. For online sales to individuals, for some and for certain other sales, the Company defers revenue until the customer receives the product because the Company retains a portion of the risk of loss on these sales during transit.

Income Taxes

The Company accounts for income taxes under standards issued by the FASB. Under those standards, deferred tax assets and liabilities are recognized for future tax benefits or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be realized through future operations.

Prior to the acquisition on July 14, 2017, Smoke Cartel operated as a D.B.A. of Thread Cartel LLC. As an LLC, tax liabilities through July 14, 2017 passed through to the members of Thread Cartel LLC.

Recently Issued Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operation, financial position or cash flow.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names, ages and positions of our current directors and executive officers.

NAME	AGE	POSITION
Darby Cox	24	President, Chief Executive Officer, Principal Executive Officer and Director
Sean Geng	24	Chief Operating Officer and Director
John A. Thorson II	56	Director

Darby Cox- President, Chief Executive Officer and Director

Ms. Cox co-founded Smoke Cartel in January 2013 and has acted as Operations Manager for the past four years. Ms. Cox also founded the terrarium company SproutSouth in January 2014. Prior to this, Ms. Cox attended Savannah College of Art and Design and studied Service Design.

Aside from that provided above, Ms. Cox does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

The Board believes that Ms. Cox has the experience, qualifications, attributes and skills necessary to serve on the Board because of her many years of experience marketing and business administration.

 Sean Geng- Chief Operating Officer and Director

Mr. Geng co-founded Smoke Cartel in January 2013 and has acted as CEO for the past four years. In January 2013, Mr. Geng also founded and owned Kryptotrader, a cryptocurrency denominated securities trading and tracking platform. He sold the company after acting as CEO and CTO for one year. From May 2013 to September 2013, Mr. Geng worked as a Developer at Powered Analytics, a predictive analytics company in Pittsburgh that was acquired by Target Corporation. From January 2011 to January 2013, Mr. Geng served as Creative Director of Pixelmess, a full service design studio. He also studied Advertising at the Savannah College of Art and Design.

Aside from that provided above, Mr. Geng does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

The Board believes that Mr. Geng has the experience, qualifications, attributes and skills necessary to serve on the Board because of his many years of experience marketing and business administration.

John A. Thorson II - Director

Mr. Thorson currently serves as Managing Partner at Carolina Textile Care, a privately held company in the commercial laundry industry. From 2014 to 2015, Mr. Thorson served as Executive Vice President of Strategy and Business Development at Veracyte, a NASDAQ listed molecular diagnostics company. From 2012 to 2013, Mr. Thorson served as CEO and Founder of Yoot, Inc., a consumer web-application development company offering mobile apps that help consumers improve their appearance online. From 2001 to 2011, Mr. Thorson acted as Corporate Vice President for Varian Medical Systems, Inc., a NYSE listed medical technology company.

Mr. Thorson does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

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There are no family relationships between Mr. Thorson and any of our directors or executive officers. Aside from the following, Mr. Thorson has not had any material direct or indirect interest in any of the Company’s transactions or proposed transactions over the last two years.

Mr. Thorson has served as a consultant to the Company, but will move from that role to a director of the Company.

The Company plans to compensate its directors but has not yet determined the amount and type of consideration at the present time.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our board of directors believes that it is not necessary to have such committees, at this time, because the directors can adequately perform the functions of such committees.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Independence of Directors

We are not required to have independent members of our board of directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

As of December 31, 2017, we had not adopted a Code of Ethics. The small number of individuals comprising our board and management does not warrant the adoption of a Code of Ethics.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our former or current executive officers for the fiscal years ended December 31, 2017 and 2016.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Darby Cox CEO and Director	2017 2016	— 32,923	— 87,496						— 120,419
Sean Geng COO and Director	2017 2016	— 32,923	— 104,738						— 137,661

Narrative Disclosure to the Summary Compensation Table

There are no formal agreements to compensate any officers for their services. Our officers and directors are reimbursed for expenses incurred on our behalf.

We have not adopted any retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of our officers or employees.

Outstanding Equity Awards at Fiscal Year-End

We do not have any outstanding equity awards.

Director Compensation

Our directors do not receive compensation for their services as directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 26, 2018 the number and percentage of the 21,822,651 shares of outstanding common stock which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a director of the Company, (ii) each executive officer, (iii) all current directors and executive officers of the Company as a group and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding common stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Except as otherwise indicated, the address of each of the persons named in the table below is c/o Smoke Cartel, Inc., 1313 Rogers St. Savannah, GA 31415.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned
Executive Officers and Directors
Sean Geng	9,350,000	43%
Darby Cox	7,650,000	35%
Executive Officers and Directors as a Group (3 persons)	17,000,000	78%
5% Shareholders
Kushco Holdings, Inc.(1) 11958 Monarch St. Garden Grove, CA 92841	1,410,145	6%

(1) Nicholas Kovacevich is the beneficial owner of the shares held by this shareholder.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

 Changes in Control

We are not aware of any arrangement, which may result in a change in control in the future.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Except as disclosed below or set forth in “Selling Security Holders” and “Executive Compensation” above, none of the following parties has, during our last two fiscal years, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, in which the Company is a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets for the last two completed fiscal years:

On July 14, 2017, we entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Thread Cartel LLC., a privately held limited liability company incorporated under the laws of Georgia (“Smoke Cartel”), and the members of Smoke Cartel, which include our officers and directors Sean Geng and Darby Cox. As a result of the transaction (the “Exchange”), Smoke Cartel became a wholly-owned subsidiary of the Company. In accordance with the terms of the Purchase Agreement, at the closing an aggregate of 18,999,601 shares of the Company’s common stock were issued to the holders of Smoke Cartel in exchange for their membership interests of Smoke Cartel.

Also on July 14, 2017, we entered into an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”) with a company controlled by our prior officer and director, Wanjun Xie. Pursuant to the Conveyance Agreement, we transferred all assets and business operations associated with our business investment activities of the spot gold trading and the spot silver trading to Mr. Xie’s company. In exchange, Mr. Xie agreed to cancel 323,300 shares in our company and to assume and cancel all liabilities relating to our former business.

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SMOKE CARTEL, INC.

1,604,783 SHARES OF Common Stock

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL Common Stock AND IS NOT SOLICITING AN OFFER TO BUY Common Stock IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this Offering may be required to deliver a Prospectus. This is in addition to the dealer's obligation to deliver a Prospectus when acting as underwriters.

The Date of This Prospectus is December 27, 2018

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this Offering are as follows:

Expenses(1)	US($)
SEC Registration Fee	$235.34
Transfer Agent Fees	$1,000
Accounting Fees and Expenses	$5,000
Legal Fees and Expenses	$5,000
Total	$11,235.34

Note:

(1) All amounts are estimates, other than the SEC's registration fee.

We are paying all expenses of the Offering listed above.  No portion of these expenses will be paid by the selling security holders.  The selling security holders, however, will pay any other expenses incurred in selling their shares, including any brokerage commissions or costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the New York law and our bylaws.

Our bylaws provide as follows:

It is expressly provided that any and every person made a party to any action, suit, or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of this corporation or of any corporation which be served as such at the request of this corporation, may be indemnified by the corporation to the full extent permitted by law, against any and all reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer or director has breached his duty to the corporation.

It is further expressly provided that any and every person made a party to any action, suit, or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or interstate, was a director or officer of the corporation, or served such other corporation in any capacity, may be indemnified by the corporation, to the full extent permitted by law, against judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys' fees; actually and necessarily incurred as a result of such action, suit or proceeding, or any appeal therein, if such person acted in good faith for a purpose which he reasonably believed to be in the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Reference is made to Sections 721-726 of the New York Business Corporation Law, which are summarized below.

Section 721 of the New York Business Corporation Law provides that indemnification pursuant to the New York Business Corporation Law will not be deemed exclusive of other indemnification rights to which a director or officer may be entitled, provided that no indemnification may be made if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty, and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

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Section 722(a) of the New York Business Corporation Law provides that a corporation may indemnify a person made, or threatened to be made, a party to any civil or criminal action or proceeding, other than an action by or in the right of the corporation to procure judgment in its favor but including an action by or in the right of any other corporation or entity which any director or officer served in any capacity at the request of the corporation, by reason of the fact that he or his testator or intestate was a director or officer of the corporation or served such other entity in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service to any other entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. With respect to actions by or in the right of the corporation to procure judgment in its favor, Section 722(c) of the New York Business Corporation Law provides that a person who is or was a director or officer of the corporation or who is or was serving as a director or officer of any other corporation or entity may be indemnified only against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense or settlement of such an action, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service to any other entity, not opposed to, the best interests of the corporation and that no indemnification may be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and to the extent an appropriate court determines that the person is fairly and reasonably entitled to partial or full indemnification.

Section 723 of the New York Business Corporation Law specifies the manner in which the corporation may authorize payment of such indemnification. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification may be made by the corporation only if authorized by any of the corporate actions set forth in Section 723 (unless the corporation has provided for indemnification in some other manner as otherwise permitted by Section 721 of the New York Business Corporation Law).

Section 724 of the New York Business Corporation Law provides that upon proper application by a director or officer, indemnification shall be awarded by a court to the extent authorized under Sections 722 and 723 of the New York Business Corporation Law.

Section 725 of the New York Business Corporation Law contains certain other miscellaneous provisions affecting the indemnification of directors and officers, including provision for the return of amounts paid as indemnification if any such person is ultimately found not to be entitled to the indemnification.

Section 726 of the New York Business Corporation Law authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the above sections, (2) directors and officers in instances in which they may be indemnified by a corporation under such sections, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such sections, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

RECENT SALES OF UNREGISTERED SECURITIES

From inception, we completed the following sales of unregistered securities:

During 2017, we issued 18,999,601 shares of common stock to the holders of Smoke Cartel, 150,000 shares of common stock in satisfaction of a note payable, and 50,000 shares in conjunction with the Early Bird acquisition.

During the first quarter of 2018, we issued 75,000 shares of common stock for $75,000. During the second quarter of 2018, we issued 75,000 shares of common stock in exchange for investor relation services.

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During the third quarter of 2018, we issued a stock warrant to an existing shareholder. The shareholder is entitled to purchase 75,000 shares of Common Stock at an exercise price equal to $1.00 per share. The fair value of the shares was calculated using the Black-Scholes option pricing model and is reflected as an expense in professional fees for $36,853.

On September 21, 2018, we entered into an Asset Purchase Agreement with KushCo Holdings, Inc., a Nevada corporation, and issued 1,410,145 shares of our common stock in consideration for the assets acquired.

On August, 8, 2018, the Company filed a Form C with the SEC to conduct a Regulation CF Offering. The Crowdfunding offering was being conducted through the intermediary portal, StartEngine.com. Smoke Cartel conducted the offering pursuant to Section 4(a)(6) of the Securities Act and offered stock in the Company at $1.50 per share. The maximum offering was 713,330 shares of common stock valued at $1,069,995 and the minimum offering was 6,666 shares valued at $9,999. The minimum investor price per investor was $100.50 and the maximum per investor was $102,000. The offering was available for 90 days and ended on November 6, 2018.

The final number of shares of the Company’s common stock will be issued through StartEngine after the final funds have been disbursed.

We issued 62,500 shares to Tangiers as commitment shares for the convertible note and equity line financings.

For U.S. investors, the above shares were issued in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising.

For our offshore investors, the above shares were issued in reliance on Regulation S, promulgated under the Securities Act, as the securities were issued in an "offshore transaction," as defined in Rule 902(h) of Regulation and we did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each stockholder was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation
3.2	Certificate of Amendment
3.3	Bylaws
5.1	Opinion of The Doney Law Firm with consent to use
10.1	Investment Agreement
10.2	Registration Rights Agreement
10.3	Convertible Promissory Note
23.1	Consent of Hancock Askew & Co., LLP

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UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

4. That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to the Offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Savannah, Georgia, on December 27, 2018

SMOKE CARTEL, INC.

By:	/s/ Darby Cox
DARBY COX
President, CEO and Director
(Principal Executive Officer)

SMOKE CARTEL, INC.

By:	/s/ Sean Geng
SEAN GENG
Chief Operating Officer, Chief Financial Officer and Director
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Darby Cox	President, CEO and Director (Principal Executive Officer)	December 27, 2018
DARBY COX
/s/ Sean Geng	Chief Operating Officer, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	December 27, 2018
SEAN GENG

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